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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

           NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the corporate offices of Zenith located at 21255 Califa Street, Woodland Hills, California 91367, on Thursday, May 24, 2007, at 9:00 AM, Pacific Time, for the following purposes:

  1.
  To elect a Board of nine (9) directors.

  2.
  To approve the 2007 Employee Stock Purchase Plan.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as Zenith's independent registered public accounting firm for the fiscal year ending December 31, 2007.

  4.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 26, 2007, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary

Woodland Hills, California
Dated: April 5, 2007

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE ANNUAL MEETING BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

RELATED PERSON TRANSACTIONS	52
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS	53
ANNEX A: 2007 EMPLOYEE STOCK PURCHASE PLAN	A-1

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board") of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Thursday, May 24, 2007, at 9:00 AM, Pacific Time, and at any adjournments thereof (the "Annual Meeting"). You may vote by proxy as follows: (i) by mailing the accompanying proxy card, (ii) by telephone or (iii) through the Internet. Instructions for voting by mail, by telephone or through the Internet are contained on the back of the accompanying proxy card. You may revoke the proxy that you give pursuant to this solicitation at any time prior to its exercise at the Annual Meeting by written notice to us and, in such event, you may vote in person instead of by proxy at the Annual Meeting. If you give your proxy without voting instructions, your shares will be counted as a vote for each director-nominee and for each of the proposals described in this Proxy Statement.

        The approximate date on which this Proxy Statement and accompanying proxy card are first being sent to stockholders is April 5, 2007.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries may solicit proxies by appropriate means, but will not receive additional compensation for such solicitation. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), Zenith of Nevada, Inc., Zenith Development Corp., Zenith Insurance Management Services, Inc. and ZNAT Insurance Company. The cost of this solicitation will be borne by us. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders. We have also retained Mellon Investor Services LLC to aid in the solicitation of proxies at a cost of $8,000 plus expenses.

        Only stockholders of record at the close of business on March 26, 2007, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, there were 37,372,397 outstanding shares of our common stock, $1.00 par value per share (the "Common Stock").

        The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum and each share of Common Stock entitles the record holder to one vote on each matter, except as set forth in the next paragraph regarding cumulative voting for directors of Zenith ("Directors").

        Cumulative Voting for Directors.    With respect to the election of Directors only, each stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. If there is cumulative voting for Directors, the votes that you will be able to cast in the election of Directors will be equal to the number of shares you hold multiplied by the number of Directors to be elected. You will then be entitled to either: 1) give one candidate all such votes or 2) distribute the votes among the Director-nominees. For example, if you have 1,000 shares and nine Director-nominees are standing for election, you will have 9,000 votes. You may then cast all 9,000 votes for one Director-nominee or distribute the 9,000 votes among all or any number of the Director-nominees. If there is cumulative voting for the election of Directors, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes represented by the shares covered by the proxy and to distribute the votes among the candidates in the proxy holder's discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld. Whether there is cumulative voting or not, Directors are elected by a plurality of the votes cast.

        We have retained Mellon Investor Services LLC as an independent inspector of elections and vote tabulator. It will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the election of Directors and ratification of the selection of independent auditors. However, your broker or other nominee will not have discretionary authority to vote on any non-routine matters, such as approval of the 2007 Employee Stock Purchase Plan. As a result, if you do not instruct your broker on how to vote, your broker will vote on routine matters in its discretion (which vote will be included in the determination of a quorum), but your broker will not be able to vote on non-routine matters. This failure by a broker to vote is known as a "broker non-vote" and will not be treated as a vote cast with respect to any non-routine matters.

        The Board knows of no other matter to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matter properly comes before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote proxies that they receive in accordance with his discretion. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

[Remainder of page intentionally left blank.]

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 26, 2007 as to: (1) all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers and former Executive Officer named in the 2006 Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors and (4) all Executive Officers, the former Executive Officer and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Gilder, Gagnon, Howe & Co. LLC(2) 1775 Broadway, 26th Floor New York, NY 10019	5,115,962	13.7%
FMR Corp(3) 82 Devonshire St. Boston, MA 02109	2,866,040	7.7%
Barclays Global Investors, NA, et. al.(4) 45 Fremont St. San Francisco, CA 94105	2,107,717	5.6%
LSV Management(5) 1 North Wacker Dr. Chicago, IL 60606	1,993,868	5.3%
Stanley R. Zax(6) 21255 Califa St. Woodland Hills, CA 91367	787,987	2.1%
Gerald Tsai, Jr.(7) 200 Park Ave. New York, NY 10166	53,750	*
Max M. Kampelman(8) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	11,988	*
Alan I. Rothenberg(9) 1875 Century Park East, Suite 1450 Los Angeles, CA 90067	7,500	*
William S. Sessions(10) 2099 Pennsylvania Ave. N.W., Suite 100 Washington, D.C. 20006	6,691	*
Robert J. Miller(11) 900 South Pavilion Center Dr. Las Vegas, NV 89144	4,500	*
Leon E. Panetta(12) P.O. Box 42 Carmel Valley, CA 93924	4,500	*

Catherine B. Reynolds(13) 1676 International Drive, #501 McLean, VA 22102	4,500	*
Michael Wm. Zavis(14) 525 West Monroe St., Suite 1600 Chicago, IL 60661	4,500	*
Keith E. Trotman(15) 21255 Califa St. Woodland Hills, CA 91367	63,135	*
Jack D. Miller(16) 21255 Califa St. Woodland Hills, CA 91367	35,908	*
Robert E. Meyer(17) 21255 Califa St. Woodland Hills, CA 91367	35,853	*
William J. Owen(18) 21255 Califa St. Woodland Hills, CA 91367	21,769	*
Kari L. Van Gundy(19) 21255 Califa St. Woodland Hills, CA 91367	13,617	*
All Executive Officers, the former Executive Officer (Mr. Owen) and Directors as a group (16 persons)(20)	1,091,223	2.9%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On January 14, 2007, Amendment No. 3 to a Statement on Schedule 13G was filed with the Securities and Exchange Commission (the "Commission") by Gilder, Gagnon, Howe & Co. LLC ("Gilder Gagnon"), a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information in the table and this footnote is based solely on such filing. The filing indicates that the 5,115,962 shares consist of 2,367,701 shares held in customer accounts over which the partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of shares, 2,713,162 shares held in accounts owned by partners of Gilder Gagnon and their families and 35,099 shares held in Gilder Gagnon's profit sharing plan account. The filing indicates that Gilder Gagnon has sole voting power over 35,099 shares, no voting power over 5,080,863 shares and shared dispositive power over all 5,115,962 shares.

(3)
On February 14, 2007, a Statement on Schedule 13G was filed with the Commission by FMR Corp. ("FMR") and Edward C. Johnson 3d, Chairman of FMR (together, the "Reporting Persons"). The information in the table and this footnote is based solely on such filing. The Reporting Persons each reported aggregate beneficial ownership of 2,866,040 shares of Common Stock, including ownership attributable to the investment advisory and investment management activities of Fidelity Management & Research Company, Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC, each a direct or indirect wholly-owned subsidiary of FMR, and of Fidelity International Limited ("FIL"), a company controlled predominantly by members of the family of Mr. Johnson or trusts for their benefit. FIL and FMR disclaim that they are a group for purposes of the Commission beneficial ownership rules. The Schedule 13G reports that with respect to such shares that FMR and Mr. Johnson had sole power to vote or to direct the vote of 1,022,040 of such shares and the sole power to dispose of the 2,866,040 shares.

(4)
On January 23, 2007, a Statement on Schedule 13G was filed with the Commission jointly by Barclays Global Investors, NA; Barclays Global Investors, LTD; Barclays Global Investors Japan Trust and Banking Company Limited (each of the foregoing is a Bank as defined Section 3(a)(6) of the Exchange Act); Barclays Global Fund Advisors; and Barclays Global Investors Japan Limited (each of the foregoing is an Investment Adviser in accordance with CFR 240.13d(b)1(ii)E). Information in the table and this footnote is based solely on such filing. The filing indicates that a total of 2,107,717 shares are held by the Reporting Persons and that the sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to such shares are as follows:

Reporting Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Barclays Global Investors, NA	984,198	852,005	0	984,198	0
Barclays Global Investors, LTD	23,622	23,622	0	23,622	0
Barclays Global Investors Japan Trust and Banking Company Limited	0	0	0	0	0
Barclays Global Fund Advisors	1,099,897	1,099,897	0	1,099,897	0
Barclays Global Investors Japan Limited	0	0	0	0	0
(5)
On February 12, 2007, a Statement on Schedule 13G was filed with the Commission by LSV Asset Management, an Investment Adviser in accordance with CFR 240.13d(b)1(ii)E). Information in the table and this footnote is based solely on such filing. The filing indicates that LSV Asset Management holds sole voting power and sole dispositive power over all 1,993,868 shares.

(6)
Chief Executive Officer and Director of Zenith.

(7)
Director of Zenith. Number of shares shown consists of 50,000 shares held in Mr. Tsai's Individual Retirement Plan account and 3,750 shares of restricted stock awarded pursuant to Zenith's 2004 Restricted Stock Plan ("Restricted Stock Plan"), as to which shares Mr. Tsai has sole voting power, but no dispositive power.

(8)
Director of Zenith. Number of shares shown includes 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Kampelman has sole voting power, but no dispositive power.

(9)
Director of Zenith. Number of shares shown includes 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Rothenberg has sole voting power, but no dispositive power.

(10)
Director of Zenith. Number of shares includes of 2,191 shares held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account and 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Session has sole voting power, but no dispositive power.

(11)
Director of Zenith. Number of shares shown includes 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(12)
Director of Zenith. Number of shares shown includes 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Panetta has sole voting power, but no dispositive power.

(13)
Director of Zenith. Number of shares shown includes 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mrs. Reynolds has sole voting power, but no dispositive power.

(14)
Director of Zenith. Number of shares shown includes of 3,750 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Zavis has sole voting power, but no dispositive power. Number of shares shown excludes 5,707 shares held by Mr. Zavis' spouse, as to which shares Mr. Zavis does not have dispositive or voting power and as to which shares he disclaims beneficial ownership.

(15)
Executive Officer of Zenith. Number of shares shown includes 1,500 shares held in spouse's trust, for which Mr. Trotman is a trustee, and as to which shares he disclaims beneficial ownership, 11,635 shares allocated to Mr. Trotman's account in Zenith's 401(k) Plan as of March 26, 2007, the latest practicable date for which such information is available, and 27,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Trotman has sole voting power, but no dispositive power.

(16)
Executive Officer of Zenith. Number of shares shown consists of 908 shares allocated to Mr. Miller's account in Zenith's 401(k) Plan as of March 26, 2007, the latest practicable date for which such information is available, and 27,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(17)
Executive Officer of Zenith. Number of shares shown includes 903 shares allocated to Mr. Meyer's account in Zenith's 401(k) Plan as of March 26, 2007, the latest practicable date for which such information is available, and 27,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Meyer has sole voting power, but no dispositive power.

(18)
Former Executive Officer (Former Chief Financial Officer) of Zenith. Number of shares shown includes 1,597 shares allocated to the accounts of Mr. Owen and his spouse in Zenith's 401(k) Plan as of March 26, 2007, the latest practicable date for which such information is available.

(19)
Executive Officer (Chief Financial Officer) of Zenith. Number of shares shown includes 595 shares allocated to Ms. Van Gundy's account in Zenith's 401(k) Plan as of March 26, 2007, the latest practicable date for which such information is available, and 12,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Ms. Van Gundy has sole voting power, but no dispositive power.

(20)
Number of shares shown includes shares allocated to Zenith's 401(k) Plan accounts of Executive Officers and Mr. Owen and his spouse as of March 26, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2006, its Executive Officers, Directors and 10% stockholders complied with all applicable filing requirements, except that Mr. Rothenberg, a Director, inadvertently filed a Form 4 one day late, reporting the receipt of 38.97 deferred stock units representing the receipt and reinvestment of dividend equivalents on deferred stock units that Mr. Rothenberg acquired pursuant to the 2003 Non-Employee Director Deferred Compensation Plan.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed by the person giving the proxy, to vote each proxy received by them for the election of the nominees listed in the table below as Directors. If there is cumulative voting in the election of Directors, as set forth in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above, such persons may distribute the votes represented by each proxy among such nominees in such proportion as determined in their discretion, unless the person giving the proxy specifically instructed otherwise.

        All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the discretion of the person or persons voting them.

        A Director serves until the next annual meeting of stockholders and until his or her successor is elected and qualified.

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") of the Board recommended the nominees for Director listed below to the Board, which then designated them as nominees for Director. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices held with Zenith	Principal Occupations and Employment During Past Five Years	Also serves as a Director of the following Public Companies
Max M. Kampelman	86	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating/Governance Committee	Attorney; Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson LLP; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union, January 1985 to January 1989	None
Robert J. Miller	62	February 1999	Director of Zenith and Zenith Insurance; Member of Compensation Committee; and Member of Nominating/Governance Committee	Attorney; Principal, Dutko Worldwide since July 2005; Senior Partner, Jones Vargas, January 1999 to July 2005; Governor of Nevada for the ten years prior to January 1999	International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	68	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating/Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	Connetics Corp.

Catherine B. Reynolds	49	May 2004	Director of Zenith and Zenith Insurance; and Member of Audit Committee
				Chairman and CEO, The Catherine B. Reynolds Foundation since 2000; Chairman and CEO, EduCap Inc. for more than the past five years; Founder of Servus Financial Corporation (of which she was Chairman for more than five years prior to its sale in 2000)	CoStar Group, Inc.
Alan I. Rothenberg	67	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney; CEO (since 2006) and Chairman, 1st Century Bank, N.A. since 2003; Neutral — Mediation & Arbitrations since 2000; Chairman, Premier Partnerships since 2003; Founder and Board Member, Major League Soccer since 1993; Partner, Latham & Watkins LLP, 1990 to 2000; Chairman of the Board, 1999 Women's World Cup; Chairman and CEO, World Cup 1994, Inc.; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1966 to 1967 and 1968 to 1990	California Pizza Kitchens, Inc.; 1st Century Bank, N.A
William S. Sessions	76	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating/Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C., March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation, 1987 to 1993; U.S. District Court Judge, 1974 to 1987	None
Gerald Tsai, Jr.	78	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and CEO of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Apollo Investment Corporation; Sequa Corporation (Chairman of the Board); Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	69	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney; Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Zavis Rosenman	None
Stanley R. Zax	69	July 1977	Chairman of the Board and President of Zenith and Chairman of the Board of Zenith Insurance for more than the past twenty-five years; President of Zenith Insurance, 1978 to 2005.		Wynn Resorts, Limited; Sequa Corporation

        The election of Directors will be decided by the affirmative votes of a plurality of all votes cast at the Annual Meeting. (See also the discussion on cumulative voting in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above.)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE GUIDELINES

        The Corporate Governance Guidelines of Zenith were last revised and readopted by the Board on December 7, 2006. A copy of the current Guidelines is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        The following summarizes certain important facts about the Board and its functioning.

Size of Board	9
Average Age of Directors	69
Number of Independent Directors	8
Lead Independent Director	Yes
Independent Audit Committee	Yes
Independent Compensation Committee	Yes
Number of Board Meetings Held	4
Corporate Governance Guidelines approved by the Board	Yes
Outside Independent Directors meet without management	Yes
Annual Board Self-Evaluation	Yes
Annual Review of Independence of Board Members	Yes
Charters for Audit, Compensation, and Nominating and Corporate Governance Committees	Yes
Annual Equity Grant to Non-employee Directors	Yes
Corporate Compliance Program	Yes
Disclosure Committee for Financial Reporting	Yes
Code of Ethics	Yes
Related Person Transactions Policy	Yes

BOARD MEETINGS

        The Board communicated frequently during the year ended December 31, 2006, and held four formal meetings. Zenith's Board has three standing committees of its members: a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. In 2006, each Director attended at least seventy-five percent of the meetings of the Board and of any committees thereof on which such Director served.

INDEPENDENCE OF DIRECTORS

        The Board is composed entirely of independent Directors, except for Mr. Zax, who serves as Chairman of the Board and President of Zenith (and in this capacity is the Chief Executive Officer of Zenith) and an employee of Zenith Insurance, a wholly-owned subsidiary of Zenith.

        The Board has established certain guidelines that conform to the New York Stock Exchange listing standards and other applicable laws, rules and regulations to assist it in determining independence. Employing these guidelines, the Board makes an annual determination as to the independence of each incumbent Director. In addition, upon the election or appointment of a new Director, the Board also makes a determination of such Director's independence at that time.

        In determining independence, the Board evaluates whether Directors have any material relationship with Zenith and considers all relevant facts and circumstances. In making an independence determination, the Board will consider the facts and circumstances not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated.

        The Board has established that charitable donations and political contributions by Zenith to an entity or organization with which a Director or his or her immediate family member is associated shall not be considered material and shall not affect a Director's independence if the donations or contributions meet either of the following exceptions:

  •
  The donations are made to a not-for-profit or charitable organization and during the past three calendar years, Zenith's donations to such organization in any calendar year did not exceed $100,000; or

  •
  The contributions are made for the purpose of influencing or attempting to influence the election of a federal, state or local candidate for political office or the passage of a ballot initiative to a committee registered under applicable campaign finance laws and regulations and during the past three calendar years, Zenith's contributions to such committee in any calendar year did not exceed $50,000.

        Based on the applicable standards and the exceptions set forth above (which are contained in Zenith's Corporate Governance Guidelines posted on Zenith's website, www.thezenith.com), each of the Directors other than Mr. Zax was determined to be independent. This determination was made on a number of factors, including that none of these independent Directors:

  •
  Is an officer or employee of Zenith or its subsidiaries;

  •
  Has an immediate family member who is an employee or officer of Zenith or its subsidiaries, or has any current or past material relationship with Zenith;

  •
  Has worked for, been retained by, or received anything of substantial value from Zenith aside from director compensation;

  •
  Is, or ever was, employed by Zenith's independent auditors; or

  •
  Is an executive of any entity from which Zenith purchases goods or services.

        No Executive Officer of Zenith serves on the Compensation Committee or on the board of directors of a company that employs a Director or his or her immediate family member.

LEAD INDEPENDENT DIRECTOR

        In 2005, the Board designated Mr. Zavis as Lead Independent Director with responsibility for presiding at the executive sessions of the Board, communicating to the Chairman of the Board such matters arising out of the executive sessions as the Directors may desire to be communicated to him, and undertaking such further duties as may be determined by Mr. Zavis, the Chairman of the Board, and the Board.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

        The Board meets regularly every quarter in an executive session of non-management Directors presided over by the Lead Independent Director. No member of management participates in these sessions of non-management Directors. Because all non-management Directors are also independent, no similar executive sessions of only independent Directors are necessary.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management Directors as a group), the Lead Independent Director, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual Directors or any group or committee of Directors, written correspondence should be addressed to the Board or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent in care of the following: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All communications received pursuant to the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of further processing in accordance with the process established by the Board. Unless the communication is bulk mail, sales/marketing material, an employment inquiry or clearly misdirected, a copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the addressee. In the case of communications to the Board or any group or committee of Directors, the Corporate Secretary will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

        In addition, the Audit Committee has established a toll free telephone number for Zenith's employees to register anonymous complaints or concerns regarding accounting, internal accounting controls or auditing matters. Messages left at this telephone number, which is operated by a third party, are transcribed and forwarded to the Corporate Compliance Officer and to the Chairman of the Audit Committee. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received in this manner as well as those directed in care of the Corporate Secretary.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

        The Board has established a policy that invites and encourages Directors to attend the Annual Meeting of Stockholders. All nine of the then incumbent Directors were in attendance at the last Annual Meeting of Stockholders held on May 24, 2006.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis. This committee discharges the Board's responsibilities relating to compensation, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's general compensation, equity compensation, and incentive compensation plans and their goals and objectives; (5) amending, or recommending that the Board amend, Zenith's general compensation, equity compensation and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's general compensation, equity compensation and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board; (8) reviewing and discussing with management Zenith's Compensation Discussion and Analysis for inclusion in Zenith's proxy statement; and (9) preparing the Compensation Committee Report as required by the rules of the Commission. As part of its duties, the Compensation Committee administers the Executive Officer Bonus Plan, a performance-based compensation plan approved by stockholders, and the Restricted Stock Plan. The Compensation Committee held five formal meetings in 2006. The Compensation Committee has not delegated any of its authority to others.

        The Charter for the Compensation Committee was last revised and readopted by the Board on December 7, 2006. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act and is also an "outside" director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Compensation Committee Process and Procedures

        The Compensation Committee recommends to the Board the compensation (specifically, fees and awards of restricted stock) to be paid to non-employee Directors for service on the Board, on Board committees and as committee chairs. In most instances, the Compensation Committee receives suggestions on the level of compensation for non-employee Directors from Mr. Zax, the Chief Executive Officer, or from other members of the Board. These suggestions are then examined by the Compensation Committee and a determination made as to whether or not they should be recommended to the Board for action or otherwise modified and recommended to the Board.

        In establishing the compensation for Zenith's Executive Officers, other than Mr. Zax (who is the Chief Executive Officer), the Compensation Committee receives and considers recommendations from Mr. Zax, together with an explanation of his recommendations. The Compensation Committee evaluates Mr. Zax's recommendations in light of Zenith's performance and its goals, as well as the Executive Officer's performance, and either accepts, modifies or rejects Mr. Zax's recommendations. In establishing the compensation for Mr. Zax, the Compensation Committee usually meets with Mr. Zax and discusses his performance, as reflected in Zenith's performance, stockholder value, significant undertakings (such as acquisitions or changes in capitalization), posture in the industry and positioning for the future. Mr. Zax's compensation is evaluated based on the foregoing, after which the Compensation Committee arrives at an appropriate level of compensation for him. (See "Compensation Discussion and Analysis for 2006" in this Proxy Statement for more detail.)

        In examining the suggestions on the compensation of non-employee Directors to determine whether recommendations based on such suggestions should be made to the Board for its action, the Compensation

Committee usually relies on the experience and knowledge of its members and may consider surveys or studies. It does not engage the services of any compensation consultants. Similarly, in determining the appropriate level of compensation for Mr. Zax and the other Executive Officers, the Compensation Committee does not utilize benchmarking or surveys or the services of compensation consultants, but relies on the experience and knowledge of its members. The members of the Compensation Committee consist of four members. Three are attorneys, one of whom served as Governor of Nevada, another was a founding partner of a national business law firm and the third was a senior partner in a major firm, as well as being involved in a number of business and sports-related ventures. The fourth member is currently a private investor and has been involved in the financial, transportation and insurance industry for a number of years, including service as a chief executive officer and chairman of the board.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating/Governance Committee consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions. The primary purpose of this committee is to assist the Board in identifying, and recommending to the Board for nomination, qualified individuals to serve as members of the Board and committees of the Board. The committee is also responsible for (1) developing and recommending to the Board a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating/Governance Committee held four formal meetings in 2006.

        The Charter for the Nominating/Governance Committee was last revised and readopted by the Board on February 10, 2005. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Nominating/Governance Committee is an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Identifying and Evaluating Director-Nominees

        From time to time, candidates for membership on the Board may be suggested to the Nominating/Governance Committee. The suggestions may be from members of the Board, Zenith's management, Zenith's stockholders or other sources (a "Sponsor") and may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates.

        It is the policy of the Nominating/Governance Committee that the same criteria for a candidate's membership on the Board be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Nominating/Governance Committee may take into account the number of shares held by the recommending stockholder and the length of time such shares have been held.

        The Nominating/Governance Committee has established polices and procedures for a stockholder to suggest a candidate to the Nominating/Governance Committee and for such candidate's evaluation by the

Nominating/Governance Committee. To suggest a candidate to the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of Zenith and the candidate's consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board.

        The stockholder recommendation and information described above must be sent to the Chairman of the Nominating/Governance Committee in care of: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367. The Nominating/Governance Committee will accept recommendations of candidates throughout the year. In order to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, such recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of Zenith's most recent annual meeting of stockholders.

        Upon receipt of a recommendation of a candidate for membership on the Board from a Sponsor, the Nominating/Governance Committee will evaluate the candidate by taking into consideration the needs of the Board and the qualifications of the candidate.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a Director of Zenith are that a nominee possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board's oversight of the business and affairs of Zenith and an impeccable reputation of integrity and competence in his or her personal and professional activities. The Nominating/Governance Committee's evaluation of potential candidates is consistent with the Board's criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board's ability to manage and direct the business and affairs of Zenith, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or New York Stock Exchange listing requirements.

        In making a determination as to the suitability of a candidate, the Nominating/Governance Committee will first assess the composition and needs of the Board at that time. If the Sponsor is a stockholder, the Nominating/Governance Committee may consider the number of shares of Common Stock held by the Sponsor and the length of time held by him or her. The Nominating/Governance Committee will review and discuss the reasons given by the Sponsor as to the suitability of the candidate. If deemed necessary, the Nominating/Governance Committee will obtain and review publicly available information regarding the candidate and will contact and discuss with the Sponsor the suitability of the candidate. If, at this point, the Nominating/Governance Committee determines that a person warrants further consideration, it will contact the person to ascertain his or her interest in membership on the Board and, if interested, obtain from him or her further information. If deemed necessary by the Nominating/Governance Committee, it will conduct one or more interviews with the candidate, as well as contacting one or more references provided by the candidate or contacting other members of the business community or others who may have greater first-hand knowledge of the candidate's accomplishments. If deemed necessary, the Nominating/Governance Committee will form a conclusion and recommendation to the Board regarding the candidate's membership on the Board.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Panetta and Tsai and Mrs. Reynolds. The primary purpose of this committee is to assist the Board's oversight of (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's audited annual financial statements and quarterly financial statements including reviewing Zenith's specific disclosures under "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations," Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2006, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent auditors, including at eight formal meetings.

        The Charter for the Audit Committee was last revised and readopted by the Board on December 7, 2006. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Audit Committee is an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

        All members of the Audit Committee are financially literate. Mrs. Reynolds and Mr. Tsai each has accounting or related financial management expertise. The Board has previously determined that at least one of the members of the Audit Committee is an audit committee financial expert and Mr. Tsai, an independent director, has previously been so identified. On February 16, 2007, the Board reaffirmed its identification of Mr. Tsai as an audit committee financial expert.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statement for the year ended December 31, 2006 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent auditors, that are required by Independence Standards Board

Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2006 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                            Michael Wm. Zavis, Chairman
                            Leon E. Panetta
                            Catherine B. Reynolds
                            Gerald Tsai, Jr.

DIRECTOR COMPENSATION

        Currently, Zenith pays each Director (other than Mr. Zax, who receives no additional compensation for serving as a Director), an annual fee of $75,000 for serving as a member of the Board. Each Director who serves on a committee of the Board, other than the Audit Committee, receives an additional annual fee of $31,250 for each committee on which he or she serves. For each Director serving on the Audit Committee, the additional annual fee is $33,750, except for the Chairman of the Audit Committee, for whom the additional annual fee is $41,250.

        A non-employee Director may elect to defer all or a portion of his or her future cash compensation pursuant to the 2003 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") by completing and returning a deferred compensation agreement to Zenith prior to December 31 of the year preceding the first year in which the deferral is to be made. The Director may defer all or a portion of his or her Director's compensation into a deferred cash account, a stock unit account, or a combination thereof. Amounts in the deferred cash account will be credited with interest at the prime rate. Amounts in the stock unit account are represented by stock units, which will fluctuate in value in accordance with the Common Stock. The stock unit account will also be credited with additional units with respect to dividends that would have been paid if the stock units were actual shares of Common Stock. The number of stock units credited to the stock unit account with respect to deferred compensation or dividends will be determined by dividing the dollar amount of the compensation deferred, or the dividends deemed received, by the closing price of a share of Common Stock on the last trading day preceding the day the deferred compensation is payable or dividend is declared. Deferral accounts are fully vested at all times but are unfunded. All deferral elections remain in effect until changed by the Director. Subject to compliance with Section 409A of the Code, distributions under the Deferred Compensation Plan will generally commence after a participant ceases to be a non-employee Director of Zenith and are payable in cash and may be made in a lump sum or in annual installments over five or ten years as elected by the participant. Participants may also elect an early benefit distribution date as to all or a portion of accumulated benefits, which may commence no earlier than 24 months after Zenith receives the participant's deferral election. Mr. Rothenberg is currently participating in this plan.

        Under the current compensation arrangement for non-employee Directors, in addition to cash compensation, 2,250 shares of restricted stock are awarded annually upon a Director's election at the Annual Meeting of Stockholders. The award is made under the Restricted Stock Plan and vests at the rate of 750 shares per year over three years, provided the recipient is serving as a Director on the applicable vesting dates. Please see page 33 of this Proxy Statement for a description of the Restricted Stock Plan. (If a Director is appointed on a date other than an Annual Meeting of Stockholders, the number of shares of restricted stock granted at the time of such appointment will be adjusted proportionately downward in order to reflect the period of time from such appointment to the next Annual Meeting of Stockholders, at which time the annual 2,250 shares will be granted.)

        Directors are also reimbursed for all out of pocket expenses incurred in connection with their service on the Board or its committees.

2006 DIRECTOR COMPENSATION TABLE

        The following table sets forth the compensation received by all Directors in 2006 for service on the Board or its committees, other than Mr. Zax, who does not receive any additional compensation for serving as a Director of Zenith. The total compensation does not include any reimbursements for out-of-pocket expenses incurred by Directors in connection with their service on the Board or its committees.

Director	Fees Earned or Paid in Cash(1)		Stock Awards(2)		Total
Max M. Kampelman	$106,250		$69,772		$176,022
Robert J. Miller	$137,500		$69,772		$207,272
Leon E. Panetta	$140,000		$69,772		$209,772
Catherine B. Reynolds	$108,750		$69,772		$178,522
Alan I. Rothenberg	$106,250	(3)	$84,128	(3)	$190,378
William S. Sessions	$106,250		$69,772		$176,022
Gerald Tsai, Jr.	$140,000		$69,772		$209,772
Michael Wm. Zavis	$147,500		$69,772		$217,272

(1)
The fees earned by the Directors in 2006 were for services on the Board and committees as follows:

Director	Board	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Total
Max M. Kampelman	$75,000	—	—	$31,250	$106,250
Robert J. Miller	$75,000	—	$31,250	$31,250	$137,500
Leon E. Panetta	$75,000	$33,750	—	$31,250	$140,000
Catherine B. Reynolds	$75,000	$33,750	—	—	$108,750
Alan I. Rothenberg	$75,000	—	$31,250	—	$106,250
William S. Sessions	$75,000	—	—	$31,250	$106,250
Gerald Tsai, Jr.	$75,000	$33,750	$31,250	—	$140,000
Michael Wm. Zavis	$75,000	$41,250	$31,250	—	$147,500
(2)
The amounts shown in this column consist of the compensation costs of awards of restricted stock that were recognized in 2006 by Zenith pursuant to Statement of Financial Accounting Standards No. 123(R), "Share-Based Payments" ("FAS 123R"). However, the amount shown for Mr. Rothenberg includes an additional amount of stock award-related compensation relating to the deferral of his Director's fees into stock units pursuant to the Deferred Compensation Plan. (See footnote (3) below.)

  The compensation costs of restricted stock awards recognizable in any single year is established as follows: A fair value is determined for each award under FAS 123R based on the closing price per share for the Common Stock on the New York Stock Exchange on the date the award is granted since such closing price represents an "observable market price of identical or similar equity instruments in active markets." A portion of that fair value is recognized as compensation cost each year until the award vests or is forfeited. (Assumed forfeiture rates are not factored into the annual compensation costs.) In determining the amount of the costs of prior awards that are to be recognized in 2006, the "modified prospective transition method" permitted by FAS 123R was used. Under FAS 123R, the value of future dividends is assumed to be reflected in the closing price of Common Stock, and, consequently, in the fair value of each award. Therefore, dividends paid on restricted stock are not shown separately in the table. (See page 33 for a description of the Restricted Stock Plan.)

  Awards of 2,250 shares of restricted stock were made on May 24, 2006 to the non-employee Directors upon election at the 2006 Annual Meeting of Stockholders. Since the closing price of the Common Stock represents an "observable market price of identical or similar equity instruments in active markets" under FAS 123R, the fair values of the awards based on the closing price of $39.51 per share for the Common Stock on the New York Stock Exchange on May 24, 2006 were:

Director	Number of Shares Awarded	Grant Date Fair Value
Max M. Kampelman	2,250	$88,898
Robert J. Miller	2,250	$88,898
Leon E. Panetta	2,250	$88,898
Catherine B. Reynolds	2,250	$88,898
Alan I. Rothenberg	2,250	$88,898
William S. Sessions	2,250	$88,898
Gerald Tsai, Jr.	2,250	$88,898
Michael Wm. Zavis	2,250	$88,898

  Value Of Unvested Restricted Stock At Year End

  As of December 31, 2006, the non-employee Directors' aggregate unvested restricted Common Stock holdings and their values (based on the $46.91 closing price per share for the Common Stock on the New York Stock Exchange on December 29, 2006) were:

Director	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Max M. Kampelman	3,750	$175,913
Robert J. Miller	3,750	$175,913
Leon E. Panetta	3,750	$175,913
Catherine B. Reynolds	3,750	$175,913
Alan I. Rothenberg	3,750	$175,913
William S. Sessions	3,750	$175,913
Gerald Tsai, Jr.	3,750	$175,913
Michael Wm. Zavis	3,750	$175,913

(3)
In 2006, Mr. Rothenberg's entire director's cash fees of $106,250 shown under the "Fees Earned or Paid in Cash" column were deferred into 2,660 stock units. As indicated above, the closing price of Common Stock on the applicable dates are employed to determine the number of stock units into which Mr. Rothenberg's compensation is deferred, as well as the number of stock units credited to his account for dividend equivalents. The closing price is equal to the fair value of the stock unit as of the applicable dates under FAS 123R since such closing price represents an "observable market price of identical or similar equity instruments in active markets." Under FAS 123R, the value of future dividends is assumed to be reflected in the closing price of a share of Common Stock, and, consequently, in the number of stock units into which Mr. Rothenberg's cash compensation is deferred. Therefore, the additional stock units credited for dividends are not shown in the table, although the net fluctuation in 2006 of the value of such additional stock units is included in the stock award column.

  The $84,128 shown for Mr. Rothenberg in the "Stock Awards" column consists of two components of compensation cost recognized in 2006 by Zenith under FAS 123R. One component is a cost of $69,772 recognized for restricted stock awards made to Mr. Rothenberg (as described in footnote (2) above). The other component is a cost of $14,356 for stock units into which he deferred his Director's cash compensation earned after January 1, 2004 under the Deferred Compensation Plan, as well as the cost recognized on the additional stock units credited to him as dividend equivalents. The compensation cost recognized by Zenith in 2006 on such stock units is the net increase or decrease in the value of the stock units credited to Mr. Rothenberg's account.

  As of December 31, 2006, Mr. Rothenberg's stock unit account consisted of 8,846 stock units, valued at $414,966, based on the $46.91 closing price per share for the Common Stock on the New York Stock Exchange on December 29, 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
FOR 2006

Introduction

        Total executive compensation is designed to attract and retain our Executive Officers, as well as reward them for above average performance over a sustained period of time. The guiding philosophies for the design of our Executive Officer compensation are to be fair, simple and transparent, easily quantifiable and related to the performance of Zenith. Total Executive Officer Compensation includes base salary, cash bonuses, restricted stock awards and certain perquisites which are discussed below under "Elements of Executive Officer Compensation." It is our belief that if our Executive Officers have substantial long-term incentives and are partners with our stockholders, the rewards to all will be maximized. We initially set out these general objectives for Executive Officer compensation thirty years ago and the objectives continue to withstand the test of time.

        Our Executive Officers also receive certain other benefits which are available to all other full-time Zenith employees, including group health insurance, group life insurance, 401(k) plan benefits, paid vacation and employee stock purchase plan benefits.

        Please refer to the discussion under "Compensation Committee" elsewhere in this Proxy Statement for a general description of the Compensation Committee and its membership and activities in 2006. In establishing the appropriate level of compensation for our Executive Officers, the Compensation Committee relies on the experience and knowledge of its members, as well as input from the Chief Executive Officer for all Executive Officers other than himself. Zenith does not utilize benchmarking or surveys or the services of outside compensation consultants in making its compensation decisions.

        The following provides details on (1) the objectives of Zenith's compensation program, (2) what the program is designed to reward, (3) the specific elements of compensation, (4) why Zenith has chosen to pay each element, (5) how Zenith determines amounts to be allocated to each element and (6) how these elements fit within and are consistent with Zenith's overall compensation objectives.

Objective and Design of Zenith's Executive Compensation

        We believe our Executive Officers are critical to continuing our long history of success as a specialist workers' compensation insurance company with a quality service strategy. We therefore attempt to primarily align compensatory rewards of our Executive Officers with the success of Zenith's workers' compensation business operations over a sustained period of time. Executive Officers receive compensatory rewards above their existing base salary when Zenith has successful performance relative to the workers' compensation business and the amount of the rewards to a given Executive Officer takes into consideration the Executive Officer's contribution to the successful performance of Zenith. We evaluate Zenith's performance by its overall profitability, long-term accumulation of consolidated stockholders' equity, its workers' compensation combined ratio as compared to the combined ratio of the industry and the performance of its investment portfolio, including realized gains. We discuss the methodology and factors used to evaluate Executive Officers' performance under "Elements of Executive Officer Compensation" below.

        We believe Zenith benefits when its Executive Officers have a long-term commitment to Zenith coupled with the expectation to consistently deliver superior leadership and performance over time. As a result, we granted restricted stock to our Executive Officers (other than to Mr. Zax as described below) and have employment agreements with all Executive Officers other than Keith E. Trotman, and we had an employment agreement with William J. Owen, the former Chief Financial Officer, until his retirement in 2006. Mr. Trotman had been employed by Zenith for more than 16 years prior to being named an Executive Officer in 2005, therefore an employment agreement was not considered necessary to ensure his long-term commitment to Zenith. All employment agreements (other than the employment agreement for Mr. Zax, our Chief Executive Officer) have similar terms and conditions. These agreements define the specific elements of compensation provided to the Executive Officers (which are also provided to Mr. Trotman), and also contain provisions providing for the payment of post-termination benefits as described in more detail below.

        Mr. Zax has the same compensation elements as the other Executive Officers, except for restricted stock (which he has not been granted due to his existing significant personal ownership interest in Zenith). In addition, Mr. Zax is provided with certain perquisites pursuant to his employment agreement initially entered into in 1981, as amended from time to time thereafter.

Elements of Executive Officer Compensation

        Executive Officer compensation includes the following elements which apply generally to all Executive Officers (other than restricted stock awards which are not used as part of Mr. Zax's compensation and additional elements identified separately which apply solely to Mr. Zax):

  •
  Base Salary—Base salary is paid as compensation for the services provided to Zenith and is determined separately for each Executive Officer. Base salary is initially determined based on a number of factors including the executive's position and scope of responsibilities; the educational background, experience and expertise of the individual; and the ability to attract the individual to Zenith which takes into account compensation received by the individual prior to joining Zenith. We also consider the total compensation offered to each Executive Officer at the time of hire in determining the amount of initial base salary. Base salaries may be increased for an Executive Officer based on the individual's performance and contributions to the success of Zenith, as described below. The employment agreements provide that base salaries may not be decreased and base salary is paid in cash in 24 equal installments each year.

    The current base salary for Mr. Zax and certain other long-term Executive Officers reflects the cumulative recognition of our successful track record as a specialist workers' compensation company, as well as the Executive Officers' individual contributions toward our success.

    In determining an Executive Officer's contribution to the success of Zenith, a variety of factors are taken into account. These factors include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability or otherwise performs his or her operational or administrative duties. Equally important is the manner in which the Executive Officer performs in Zenith's environment, which cultivates an entrepreneurial spirit, innovation, efficiency, compliance with ethical operating standards, customer service, teamwork, an understanding and use of technology, and a commitment to education.

    Zenith believes an entrepreneurial spirit fosters above-average results, promotes sound execution of good business fundamentals and helps maintain a pool of talented employees. Compliance with strong ethical operating standards is essential to assure a disciplined business approach and to preserve Zenith's reputation. An orientation towards customer service promotes Zenith's focused workers' compensation strategy. Adherence to teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to continually improve the delivery of quality services in a disciplined and efficient manner. A commitment to education means a dedication to lifelong learning and training for oneself, developing future leaders for Zenith, and creating conditions so that the workforce is similarly dedicated. This dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive approaches that are innovative, yet controlled and well considered, are strongly encouraged and rewarded. On the operational side, activities that demonstrate an opportunistic outlook, anticipate changing business conditions and take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

    Increases to the level of an Executive Officer's base salary are generally based on a combination of (1) the performance of Zenith, (2) the performance of the business segment, if any, to which the

    Executive Officer is principally assigned, (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer and (4) the length of time since the last increase in base salary for the Executive Officer. These factors do not translate mechanically into compensation levels and compensation is not based on any formulaic weighting. Each Executive Officer's performance and compensation, including base salary, is reviewed by the Compensation Committee in December of each calendar year, as well as other times determined to be appropriate by the Compensation Committee. Mr. Zax provides input to the Compensation Committee on the amount and timing of base salary increases for Executive Officers, except for himself, based on the performance criteria detailed above, and subject to the discretionary approval of or modification by the Compensation Committee. Base salary increases for Mr. Zax are determined and approved by the Compensation Committee based on the same performance criteria for Executive Officers, as well as the performance of the investment portfolio and increases in stockholder value attributable to his efforts.

    After considering all of the factors discussed above, in December 2006, the Compensation Committee determined that no change would be made to base salaries of Executive Officers, except for Messrs. Zax and Trotman. The Compensation Committee decided that the annual base salary of Mr. Trotman should be increased by $100,000, effective January 1, 2007, bringing his annual base salary to $550,000.

    As for Mr. Zax, the Compensation Committee reviewed his leadership, performance and his current compensation. The Committee noted the extraordinary performance of Zenith in 2006 under Mr. Zax's leadership, conducted a subjective and qualitative evaluation of Mr. Zax and considered the fact that he was not granted any shares of restricted stock (due to his significant personal ownership interest in Zenith). For 2006, Zenith achieved a return on average equity of 31.8%, as compared to 26.3% in 2005; the combined ratio of the workers' compensation segment on a GAAP basis was 66.3%, as compared to 80.9% in 2005 and book value per share was $25.41 at year end, as compared to $19.14 at December 31, 2005. In addition, the after tax investment portfolio yield for 2006 increased to 3.2% from 2.6% for 2005. Also, realized gains from investments during 2006 were $8.7 million after tax. Under Mr. Zax's current employment agreement, his annual base salary was established (subject to any increases the Compensation Committee may award) at $1,200,000 for 2001 and 2002, $1,350,000 for 2003 and 2004, and $1,500,000 for 2005 through 2009. In September 2005, the Committee fixed Mr. Zax's salary at $1,750,000 effective January 1, 2006. Since the Committee members were exceptionally pleased with Zenith's and Mr. Zax's performance in 2006, they determined that Mr. Zax's annual base salary should be increased by $250,000, effective January 1, 2007, bringing his annual base salary to $2,000,000. In taking the action, the Committee recognized that since Mr. Zax's annual base salary was already above the $1 million deductibility threshold for non-performance based compensation under Section 162(m) of the Code, the increase would not be deductible for federal income tax purposes.

  •
  Annual Bonus Awards—The Compensation Committee has full discretion to award both cash bonuses and shares of restricted stock to reward our Executive Officers for successful performance consistent with the compensation objectives described above. In making these annual bonus award determinations, the Compensation Committee considers input from Mr. Zax regarding the amount of annual bonus awards (other than his own) based on his discretionary judgment of the annual performance and contribution of each Executive Officer using the factors outlined and described under "Base Salary" above, as well as the Executive Officer's tenure with Zenith and other factors. These annual bonus awards are made through cash bonuses (both under the Executive Officer Bonus Plan and otherwise) and through the grant of restricted stock. In determining the total annual bonus amount for each Executive Officer, the Compensation Committee considers the value of each of these annual bonus components.

    As for Mr. Zax, his annual bonus award (and the components thereof) are determined by the Compensation Committee at its sole discretion, based on its discretionary judgment of the annual performance and contributions of Mr. Zax using the factors outlined and described under "Base Salary" above and other factors.

    The following sets forth a description of each of these components of annual bonus awards.

    Executive Officer Bonus Plan—The Executive Officer Bonus Plan (the "Bonus Plan") is designed and administered to provide an annual reward for Executive Officers when (1) Zenith achieves an underwriting profit measured by Zenith's workers' compensation combined ratio of under 100%, and (2) Zenith's combined ratio is better than the workers' compensation industry as a whole, as reported annually by A.M. Best Company, by the margins described below, in each case on a statutory basis. By providing this potential annual reward, Zenith believes it provides a compelling incentive to Executive Officers to achieve underwriting profits in excess of these objective performance goals. Zenith's underwriting performance determines the maximum level of bonuses Executive Officers are eligible to receive under the Bonus Plan. If Zenith achieves a combined ratio of 100% or lower and this combined ratio is at least three percentage points but less than five percentage points below the industry's combined ratio for any calendar year, then each Executive Officer is eligible to receive a bonus of up to 100% of his or her base salary. If this combined ratio is at least five percentage points below the industry's combined ratio, then each Executive Officer is eligible to receive a bonus of up to 150% of his or her base salary. This Bonus Plan was initially approved by Stockholders in 1994 and amended and restated by Stockholders in 2003.

    The Bonus Plan is designed to comply with Section 162(m) of the Code, so that Zenith preserves its tax deduction for compensation paid under the Bonus Plan, as described under "Tax and Accounting Policies" below.

    In 2006, on a statutory basis, Zenith's combined ratio was 66.7% and the industry's combined ratio, as reported by A.M. Best Company, was 95.5%. Zenith's combined ratio was 28.8 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. A maximum bonus of up to 150% of each Executive Officer's 2006 annual base salary was available to be paid to each of the Executive Officers under the Bonus Plan with respect to 2006 as set forth in the table on page 32 of this Proxy Statement.

    Discretionary Cash Bonuses—As noted above, the Compensation Committee also retains the ability to award cash bonuses separate and outside of the Bonus Plan at its sole discretion, taking into account the factors used to determine base salary and such other factors it deems to be appropriate.

    Restricted Stock Awards—Restricted stock awards granted under the Restricted Stock Plan provide Executive Officers with equity-based incentives that are tied to Zenith's long-term stock price performance. Restricted stock is awarded and issued at the sole discretion of the Compensation Committee to recognize an Executive Officer's contribution to the success of Zenith and to reinforce the Executive Officer's long-term commitment to this success, consistent with our long-term view of the business. Under the Restricted Stock Plan, stock awarded to Executive Officers vests over a four year period, with 50% of the stock vesting two years after the date of grant and the remaining 50% of the stock vesting four years after the date of grant. The Restricted Stock Plan was designed with a four-year vesting schedule to provide a long-term retention vehicle for our Executive Officers and to also tie the award to Zenith's long-term economic performance. A performance-based design was not implemented for restricted stock awards as the Bonus Plan provides adequate performance-based incentives for our Executive Officers, subject to the discretionary reduction by the Compensation Committee as discussed above.

    Each Executive Officer's performance and compensation, including prior stock awards, is generally reviewed by the Compensation Committee in December of each calendar year (Compensation Committee meetings are usually scheduled a year in advance). Awards of restricted stock are granted and effective on the date of the Compensation Committee meeting at which the action is taken (except that if, at the time of the Committee meeting, a prospective Executive Officer had committed to joining Zenith at a later date, the award may be made effective on the future date that he or she actually commences employment).

    Mr. Zax provides input to the Compensation Committee on stock awards for Executive Officers, other than himself, and the Compensation Committee approves or modifies all awards based on the individual recipient's performance and contributions to the success of Zenith looking at the various factors described under "Base Salary" above. There is no formula governing the number of shares awarded and the amount can be varied for each Executive Officer based on their individual contributions, tenure with Zenith, the length of time since the last award was granted, and other elements of compensation. The Compensation Committee has full discretion to approve or modify all awards.

    Restricted stock is also generally awarded to Executive Officers on commencement of employment, subject to approval by the Compensation Committee, as a means of attracting and retaining the Executive Officer.

    Although Mr. Zax has not been granted any restricted stock awards, Mr. Zax has accumulated a substantial personal ownership position in Zenith over his 30 years of leading Zenith (including stock he initially purchased in 1977). The Compensation Committee at its sole discretion may elect to award restricted stock to Mr. Zax at some future date.

    Zenith has determined that its Restricted Stock Plan provides equity-based incentives for its Executive Officers which are aligned with the interest of stockholders for long-term successful performance of Zenith. Stock options are no longer awarded. The last award of stock options to an Executive Officer was made in 2000, and the last exercise of stock options by an Executive Officer took place in 2005. No Executive Officer, including Mr. Zax, currently holds any outstanding stock options. Other than restricted stock and the discontinued stock options, Zenith has not used any other type of equity-based compensation for its Executive Officers.

  •
  Determination of 2006 Annual Bonus Awards—As described above, in determining the annual bonus awards for Executive Officers, the Compensation Committee considers the annual performance and contributions of each Executive Officer using the factors outlined and described above. In determining the total amount of annual bonus award for each Executive Officer, the Compensation Committee considers and uses both cash bonuses and awards of restricted stock.

    In this connection, with respect to all Executive Officers other than Mr. Zax, the Compensation Committee determined to award as annual bonus awards in 2006 (i) cash bonuses under the Bonus Plan as set forth in the table on page 32 of this Proxy Statement and (ii) shares of restricted stock set forth in the table on page 34 of this Proxy Statement. In making these determinations, the Compensation Committee considered Mr. Zax's recommendations on the bonuses for these Executive Officers, conducted subjective and qualitative evaluations of the personal contribution of each of the Executive Officers, as well as taking into account their tenure, all as described above.

    With respect to Mr. Zax, for 2006 the Compensation Committee awarded him a total bonus award of $3,000,000. In making this determination, the Compensation Committee took into consideration the extraordinary performance of Zenith in 2006 under Mr. Zax's leadership (as reflected in Zenith's return on equity, combined ratio, book value per share and after tax investment portfolio yield), the Committee's subjective and qualitative evaluation of Mr. Zax and the fact that he was not granted any shares of restricted stock (due to his significant personal ownership interest in Zenith). In determining the $3,000,000 bonus, the Committee decided, in its discretion, to award the maximum bonus of $2,625,000 for which Mr. Zax would be eligible to receive under the Bonus Plan and also decided to award Mr. Zax an additional discretionary bonus in the amount of $375,000 apart from and outside the Bonus Plan. In so doing, the Committee recognized that the $375,000 additional discretionary bonus would not be deductible for federal income tax purposes under Section 162(m) of the Code (with the balance of $2,625,000 under the Bonus Plan being deductible).

    The Executive Officer cash bonuses approved by the Compensation Committee for 2006 were paid in one lump-sum amount in the first quarter of 2007.

  •
  Perquisites and Other Personal Benefits—Perquisites and other personal benefits are provided to Executive Officers. Executives receive (i) either an automobile allowance (paid in cash in 24 equal installments each year) or a Company car (Executive Officers provided with a Company car are imputed income for income tax purposes on the value of their personal use of the car), (ii) relocation assistance for those who relocate in connection with their employment with Zenith and (iii) the right to use Zenith's corporate aircraft for both business and limited personal use (Executive Officers are imputed income for income tax purposes on their personal use of the corporate aircraft using Standard Industry Fare Level rates pursuant to Internal Revenue Service regulations). Executive Officers have use of the corporate aircraft primarily for security reasons, but also for convenience. Personal use of the corporate aircraft by Mr. Zax is limited to 125 hours of flight time per calendar year. During 2006, Mr. Zax was the only Executive Officer to utilize the corporate aircraft for personal use.

    Also, under his employment agreement, Mr. Zax is entitled to receive life insurance coverage with an aggregate face amount of at least $6,125,000. The aggregate face amount of life insurance Zenith currently maintains for Mr. Zax is $5,250,000 (which is $875,000 less than the coverage to which he is entitled to receive under his employment agreement) and Mr. Zax has consented to receive this lesser coverage amount. No other Executive Officers are entitled to a specific level of life insurance under their employment agreements.

    Perquisites are provided to Executive Officers irrespective of any actions taken on any other element of compensation. The Compensation Committee has full discretion in determining when and to what extent to expand or contract the perquisites available to Executive Officers. Perquisites are factored into the Compensation Committee's evaluation of what constitutes fair and competitive salary and are considered in establishing total compensation.

    Other than standard employee benefits and the limited special benefits described above, Zenith does not provide additional perquisites to its Executive Officers. Zenith believes that its total compensation package is reasonable and Zenith has demonstrated that it is able to hire and retain talented executives without offering additional perquisites.

Post-Employment Compensation

        To attract and retain our Executive Officers with competitive employment arrangements, we provide for various post-employment compensation arrangements in the Executive Officer employment agreements. These arrangements also help provide our Executive Officers with financial security that permits them to professionally and consistently manage our insurance and investment segments with a long-term view of business opportunities and economic cycles.

        The post-employment arrangements for all Executive Officers with employment agreements, except Mr. Zax, are identical, and provide for severance payments and other benefits upon the early termination of employment due to a termination by Zenith without cause or due to disability (as defined in the agreements), or a termination by the Executive Officer by reason of a constructive termination (also defined in the agreements).

        Mr. Zax's employment agreement contains the following additional post-employment compensation provisions:

  •
  Mr. Zax's employment agreement provides for a five-year post-termination consulting arrangement to allow Zenith to continue to benefit from Mr. Zax's experience and unique knowledge of Zenith and the workers' compensation industry for an appropriate transition period. Under this arrangement, Mr. Zax will receive compensation and benefits for services rendered during a period of five years after termination of employment by Zenith without cause, upon expiration of his employment agreement or due to a Change in Control. This compensation is designed so that Mr. Zax will continue to be available for advice and consultation during an appropriate transition period. If Mr. Zax dies, voluntarily terminates this arrangement or is terminated for cause during this post-termination consulting arrangement, Zenith will not be obligated to provide any compensation or benefits after the effective date of such termination. In the event the consulting arrangement is terminated by Zenith without cause or Mr. Zax is determined to be mentally or physically incapacitated during the post-termination consulting period, Zenith will not be obligated to continue to provide compensation during the remainder of the consulting period, but Zenith will continue to provide Mr. Zax health insurance and certain other benefits.

  •
  Mr. Zax's employment agreement also contains additional provisions for payments of base salary and annual bonus amounts for a period of 12 months upon his death or disability (less amounts received from disability benefit plans).

Other Post-Retirement Benefits

        Executive Officers are not provided pension or other post-retirement benefits (other than Zenith's 401(k) plan benefits which are available to all full-time employees); however, the overall level of compensation anticipates that each Executive Officer will be able to plan for his or her individual retirement needs. This approach is consistent with Zenith's philosophy of fair, simple and transparent compensation that is easily quantifiable and related to the performance of Zenith as further detailed above.

Tax and Accounting Policies

        Zenith has adopted FAS 123R, and applies these accounting standards when determining the value of the restricted stock awards described above.

        Section 162(m) of the Code, generally limits the federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, the amount of any bonus payment made to Executive Officers under the Bonus Plan should not be subject to the $1,000,000 limit on deductibility. However, discretionary bonuses and any income recognized upon the vesting of shares of restricted stock are subject to such limit on deductibility. The Board has determined that Zenith will pay annual salary (including Mr. Zax's annual salary over $1,000,000), pay potential discretionary bonuses (including the discretionary bonus paid to Mr. Zax in 2006), and will award shares of restricted stock to Executive Officers, even though some or all of an Executive Officer's income over $1,000,000 may not be deductible by Zenith.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for 2006 with Zenith's management.

        Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis for 2006 be included in Zenith's Annual Report on Form 10-K and, as applicable, the Proxy Statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

                            Gerald Tsai, Jr., Chairman
                            Robert J. Miller
                            Alan I. Rothenberg
                            Michael Wm. Zavis

2006 SUMMARY COMPENSATION TABLE

        The 2006 Summary Compensation Table sets forth information regarding the compensation paid during the 2006 fiscal year to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer, its current Chief Financial Officer, its former Chief Financial Officer and its three other most highly compensated Executive Officers serving as of December 31, 2006.

        Excluding the elements included under "All Other Compensation" in the table, there are only three constituents of compensation for all of these individuals—salary, bonus and awards of restricted stock. Each of these elements of compensation is described in the sections following the 2006 Summary Compensation Table entitled "Salary and Employment Agreements," "Bonus" and "Restricted Stock Awards." The components of All Other Compensation are set out in footnote (3) to the 2006 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	All Other Compensation(3)	Total
Stanley R. Zax Chairman of the Board and President of Zenith; Chairman of the Board of Zenith Insurance (Chief Executive Officer)	2006	$1,750,000	$3,000,000	—	$188,693	$4,938,693
Kari L. Van Gundy(4) Senior Vice President, Chief Financial Officer and Treasurer of Zenith; Executive Vice President, Chief Financial Officer and Treasurer of Zenith Insurance (Chief Financial Officer)	2006	$204,603	$50,000	$78,947	$210,747	$544,297
Jack D. Miller Executive Vice President of Zenith; President of Zenith Insurance	2006	$716,000	$600,000	$319,442	$6,600	$1,642,042
Keith E. Trotman Executive Vice President of Zenith and Zenith Insurance	2006	$453,900	$600,000	$319,442	$15,863	$1,389,205
Robert E. Meyer Senior Vice President of Zenith; Executive Vice President and Chief Actuary of Zenith Insurance	2006	$513,350	$500,000	$319,442	$6,600	$1,339,392
William J. Owen(4) Former Senior Vice President, Chief Financial Officer and Treasurer of Zenith and Zenith Insurance (Former Chief Financial Officer)	2006	$315,781	—	$23,047	$106,600	$445,428

(1)
Amounts for Ms. Van Gundy and Messrs. Miller, Trotman, Meyer and Owen include automobile allowances of $7,680, $15,600, $3,900, $15,600 and $13,300, respectively, since the recipients are not limited in the use of the amounts received. During 2006, Mr. Trotman elected to forego the automobile allowance for an automobile leased by Zenith for his use.

(2)
Certain awards of shares of restricted stock were made in 2004, 2005 and 2006 under the Restricted Stock Plan. The amounts shown in this column consist of the compensation costs of awards of restricted stock that were recognized in 2006 by Zenith pursuant to FAS 123R. The compensation costs of restricted stock awards recognizable in any single year is established as follows: A fair value is determined for each award under FAS 123R based on the closing price per share for the Common Stock on the New York Stock Exchange on the date the award is granted since such closing price represents an "observable market price of identical or similar equity instruments in active markets." A portion of that fair value is recognized as compensation cost each year until the award vests or is forfeited. (Assumed forfeiture rates are not factored into the annual compensation costs.) In determining the amount of the costs of prior awards that are to be recognized in 2006, the "modified prospective transition method" permitted by FAS 123R was used. Under FAS 123R, the value of future dividends is assumed to be reflected in the closing price of Common Stock, and, consequently, in the fair value of each award. Therefore, dividends paid on restricted stock are not shown separately in the table. (See page 33 for a description of the Restricted Stock Plan.)

Mr. Owen forfeited 21,250 shares of restricted stock when he retired in 2006. Because the 21,250 shares were shown in the summary compensation tables in the proxy statements for 2005 and 2006 at their respective full fair values on their grant dates under the former rules, the amount shown for Mr. Owen does not include a reversal of the previous amounts reported for the 21,250 shares. If shown, the amount of reversal of the previously reported fair value of the 21,250 shares would have been $818,875.

(3)
The amounts shown under All Other Compensation consist of the following:

Stanley R. Zax

The amount shown for Mr. Zax consists of: (a) the lease cost of $21,346 for a vehicle leased for his use; (b) term life insurance premiums of $18,390 paid by Zenith and reimbursement of $13,982 for Mr. Zax's income tax liability on Zenith's payment of these premiums; and (c) the incremental cost to Zenith of $134,975 for his personal use of the corporate aircraft in compliance with Zenith's security policy. The calculation of incremental cost for personal use of the corporate aircraft includes the variable costs incurred as a result of personal flight activity, such as a portion of ongoing maintenance and repairs, aircraft fuel, navigation and communications fees and any travel expenses for the flight crew. It excludes non-variable costs, such as aircraft purchase costs and depreciation, flight crew salaries, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of the aircraft. Mr. Zax is imputed income for income tax purposes on his personal usage of the corporate aircraft using Standard Industry Fare Level rates pursuant to Internal Revenue Service regulations. Mr. Zax is responsible for all taxes on this imputed income for personal aircraft usage, and he is not reimbursed for the taxes he pays.

Kari L. Van Gundy

The amount shown for Ms. Van Gundy consists of (a) Zenith's matching contributions of $2,793 made in 2006 to Zenith's 401(k) Plan; (b) relocation and temporary living expenses of $179,927, which includes $111,298 paid by Zenith in connection with the purchase and resale of her pre-move residence by a third-party relocation company, as described under "Related Person Transactions" in this Proxy Statement; and (c) reimbursements of $28,027, representing Ms. Van Gundy's income tax liability on Zenith's payment of certain relocation expenses.

Jack D. Miller

The amount shown for Mr. Miller consists of Zenith's matching contributions of $6,600 made in 2006 to Zenith's 401(k) Plan.

Keith E. Trotman

The amount shown for Mr. Trotman consists of (a) the lease cost of $9,263 for a vehicle leased for his use and (b) Zenith's matching contributions of $6,600 made in 2006 to Zenith's 401(k) Plan.

Robert E. Meyer

The amount shown for Mr. Meyer consists of Zenith's matching contributions of $6,600 made in 2006 to Zenith's 401(k) Plan.

William J. Owen

In anticipation of his retirement, Mr. Owen resigned as Senior Vice President, Chief Financial Officer and Treasurer on August 1, 2006 and ceased being an Executive Officer on such date. He subsequently retired from Zenith on November 7, 2006. The amount shown for Mr. Owen consists of (a) Zenith's matching contributions of $6,600 made in 2006 to Zenith's 401(k) Plan and (b) a special payment of $100,000 upon his retirement. Other than the special payment of $100,000, his salary through his last date of employment, accrued vacation and unused floating holidays and the same continuation of group benefits to which other full-time regular employees are entitled generally upon termination, Mr. Owen received no other payments or benefits upon his retirement. 21,250 shares of unvested restricted stock previously awarded to him were forfeited pursuant to the terms of the Restricted Stock Plan.

Our Executive Officers do not receive company loans, country club memberships or financial planning assistance and Zenith does not own any life insurance on their lives. The Executive Officers' health benefits (such as medical, dental and vision) and other benefits (such as group term life insurance, long-term disability insurance, paid vacations and participation in a 401(k) plan) are available to all full-time regular employees and, therefore, except for Zenith's matching contributions to the Executive Officer's 401(k) deferrals, are not included in the above table.

(4)
Ms. Van Gundy became Senior Vice President, Chief Financial Officer and Treasurer of Zenith and Zenith Insurance on August 1, 2006, the date on which Mr. Owen resigned from those positions and ceased being an Executive Officer. The amounts set forth in the table for Ms. Van Gundy and Mr. Owen reflect the partial year of each of their employment with Zenith.

        Salary and bonus constitute the substantial portion of the total compensation received by each Executive Officer and former Executive Officer. This is pursuant to Zenith's philosophy that compensation be fair, simple and transparent, easily quantifiable and related to Zenith's performance.

Salary And Employment Agreements

        The salary shown in the 2006 Summary Compensation Table for each of Messrs. Zax, Miller, Meyer and Owen and for Ms. Van Gundy are paid pursuant to employment agreements, which have all been approved by the Compensation Committee. Mr. Trotman does not have an employment agreement. Pertinent provisions of the employment agreements, including payments due upon early termination and a change in control are set out in "Early Termination of Employment and Change in Control Arrangements" of this Proxy Statement.

Stanley R. Zax

        Stanley R. Zax, who serves as Zenith's Chairman of the Board and President (which office constitutes Zenith's Chief Executive Officer), is employed under an employment agreement effective as of December 11, 1997, which, after its latest amendment in October 2004, provides for an employment term ending on December 31, 2009. Under his employment agreement, Mr. Zax is paid an annual base salary plus an annual bonus to be determined under the Executive Officer Bonus Plan. Mr. Zax's annual base salary was set at $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 through 2009, subject to such increases as the Board or Compensation Committee may determine from time to time. On September 6, 2005 the Board fixed Mr. Zax's annual base salary at $1,750,000 effective January 1, 2006 and on December 7, 2006, the Board fixed Mr. Zax's annual base salary at $2,000,000 effective January 1, 2007. Pursuant to Mr. Zax's employment agreement, Zenith is to provide life insurance of at least $6,125,000, of which at least $5,000,000 is to be term life insurance. Currently, however, the aggregate amount of life insurance provided is $5,250,000.

        Upon the normal expiration of Mr. Zax's employment agreement (currently December 31, 2009), a five-year consulting agreement would be entered into between Mr. Zax and Zenith, pursuant to which Zenith would provide an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively, in return for Mr. Zax's providing consulting hours of no more than 100, 75, 50, 25 and 10 hours per quarter in the first, second, third, fourth and fifth years, respectively. Such consulting arrangement would also be entered into in the event of certain early terminations of Mr. Zax's employment agreement as discussed under "Early Termination of Employment and Change in Control Arrangements" in this Proxy Statement. The consulting agreement may be terminated by Mr. Zax for any reason or by Zenith with or without cause or based on the death or disability of Mr. Zax. In the event of any such termination, consulting fee payments to Mr. Zax would cease; however, if the termination by Zenith is without cause or is based on Mr. Zax's disability, he would continue to be provided an office, secretarial assistance, an automobile allowance and health insurance for the balance of the consulting agreement term.

Kari L. Van Gundy

        Kari L. Van Gundy, who serves as Zenith's Senior Vice President, Chief Financial Officer and Treasurer (which office constitutes Zenith's Chief Financial Officer), as well as Zenith Insurance's Executive Vice President, Chief Financial Officer and Treasurer, is employed under an employment agreement effective as of July 5, 2006. Her employment agreement provides for a term ending October 31, 2009, an initial annual base salary of $400,000 with increases as the Compensation Committee may establish from time to time, eligibility for bonuses under the Executive Officer Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Ms. Van Gundy's annual base salary is currently $400,000.

Jack D. Miller

        Jack D. Miller, who serves as Zenith's Executive Vice President and Zenith Insurance's President, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term of five years from November 1, 2004, an initial annual base salary of $700,400 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses under the Executive Officer Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Mr. Miller's annual base salary is currently $700,400.

Robert E. Meyer

        Robert E. Meyer, who serves as Zenith's Senior Vice President and Zenith Insurance's Executive Vice President and Chief Actuary, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term of five years from November 1, 2004, an initial annual base salary of $467,750 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses under the Executive Officer Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Mr. Meyer's annual base salary is currently $497,750.

William J. Owen

        William J. Owen, who served as Zenith's and Zenith Insurance's Senior Vice President, Chief Financial Officer and Treasurer (which office constituted Zenith's Chief Financial Officer), until his resignation from those positions on August 1, 2006 in anticipation of his retirement was employed under an employment agreement effective as of November 1, 2004. His employment agreement provided for a term of five years from November 1, 2004, an initial annual base salary of $300,000 with annual increases of the greater of $15,000 or such amount as the Compensation Committee may establish from time to time, eligibility for bonuses under the Executive Officer Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. At the time of his retirement from employment on November 7, 2006, his base annual salary was $315,000.

Bonus

        The amounts shown in the 2006 Summary Compensation Table under the column entitled "Bonus" were paid under the Executive Officer Bonus Plan (the "Bonus Plan") and, as to Mr. Zax, includes an additional discretionary bonus.

        Under the Bonus Plan, annual cash bonuses may be paid to Executive Officers based on Zenith's financial performance during the calendar year. The maximum amount of bonus potentially payable to each Executive Officer for each calendar year is determined as follows:

  •
  100% of his or her base salary at the beginning of the year if Zenith's workers' compensation combined ratio for such year is at least three percentage points, but less than five percentage points, below the workers' compensation industry combined ratio; or

  •
  150% of his or her base salary at the beginning of the year if Zenith's workers' compensation combined ratio for such year is at least five percentage points below the workers' compensation industry combined ratio;

provided, however, that, in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount. As set forth under "Compensation Discussion and Analysis for 2006" above, in determining the total amount of annual bonus award for each Executive Officer, the Compensation Committee considers and uses both cash bonuses and awards of restricted stock (refer to "Restricted Stock Awards" below for the number of shares of restricted stock that were granted in 2006 as part of the annual bonus awards to Executive Officers).

        In 2006, on a statutory basis, Zenith's workers' compensation combined ratio was 66.7% and the industry's combined ratio, as estimated and reported by A.M. Best Company, was 95.5%. Zenith's combined ratio was 28.8 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. As a result, a maximum potential bonus of up to 150% of each Executive Officer's salary in 2006 could have been payable to each of the Named Executive Officers with respect to 2006. The Named Executive Officer's 2006 base salary, 150% of his or her base salary, and the amount of bonus paid under the Bonus Plan to each Named Executive Officer is as follows:

Executive Officer	2006 Base Salary	150% of Salary	Cash Bonus Paid under Bonus Plan
Stanley R. Zax	$1,750,000	$2,625,000	$2,625,000
Kari L. Van Gundy	$400,000	$600,000	$50,000
Jack D. Miller	$700,400	$1,050,600	$600,000
Keith E. Trotman	$450,000	$675,000	$600,000
Robert E. Meyer	$497,750	$746,625	$500,000

Mr. Owen was not eligible for a bonus since he had retired before the end of the year.

        The Compensation Committee retains the ability to award bonuses from time to time separate from and outside of the Bonus Plan at its discretion, taking into account the factors used to determine base salary and such other factors it deems to be appropriate. Because of Mr. Zax's personal contributions to Zenith's exceptional results in 2006, the Compensation Committee awarded him an additional discretionary bonus of $375,000. The total 2006 bonus, therefore, for Mr. Zax was $3,000,000.

Restricted Stock Awards

        The awards of restricted stock reported in the 2006 Summary Compensation Table were made under the Restricted Stock Plan. The Restricted Stock Plan permits the awarding of restricted stock to our employees and non-employee Directors. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time. The Compensation Committee is responsible for administering the Restricted Stock Plan.

        Employees and non-employee Directors of Zenith and its subsidiaries are eligible to receive awards under the Restricted Stock Plan. Management recommends to the Compensation Committee individuals to receive awards, the terms of awards to be granted and the number of shares subject to these awards. The Compensation Committee then determines whether or not to accept management's recommendation. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the individual, the value of the individual's services to Zenith, the individual's past, present and potential contribution to Zenith's success and other relevant factors.

        The Compensation Committee prescribes the restrictions and conditions imposed on the restricted stock award. Under the Restricted Stock Plan and the form of the restricted stock agreement, an award of restricted stock granted to an employee will become vested:

  •
  with respect to 50% of the shares subject to such award, two (2) years after the date of grant; and

  •
  with respect to the remaining 50% of the shares subject to such award, four (4) years from the date of grant.

        Upon his or her election at each Annual Meeting of Stockholders, under the present compensation arrangement for non-employee Directors, each of them receives an annual award of 2,250 shares of restricted stock, which vests at the rate of 750 shares per year over three years, provided the recipient is serving as a Director on the applicable vesting dates. (If a Director is appointed at other than an Annual Meeting of Stockholders, the number of shares of restricted stock granted at the time of such appointment will be adjusted proportionately downward in order to reflect the period of time until the next Annual Meeting of Stockholders, at which time the annual 2,250 shares will be granted.)

        Under the terms of the Restricted Stock Plan, an award of restricted stock will become fully vested upon the participant's death or termination of employment or service due to disability. (In addition, vesting will accelerate pursuant to their employment agreements if Messrs. Miller and Meyer or Ms. Van Gundy are terminated without cause.) The Compensation Committee may also accelerate and waive the vesting of an award in its discretion based upon factors it determines appropriate or the termination of the employee's employment or service with Zenith, subject to certain limitations set forth in the Restricted Stock Plan.

        In general, the recipient of a restricted stock award has the rights of a holder of Common Stock, including the right to vote the shares and the entitlement to dividends.

        In the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the Restricted Stock Plan and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith;

  •
  a majority of the Board is replaced by directors who were not approved or recommended by the incumbent Board;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith;

  •
  a sale of all or substantially all of the assets of Zenith, other than a sale to an entity, at least 50% of the combined voting power of the voting securities of which are owned by substantially all of the stockholders of Zenith immediately prior to such sale in substantially the same proportions as their ownership of Zenith immediately prior to such sale; or

  •
  a merger or consolidation with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the securities of Zenith or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of Zenith in which no person or entity becomes the owner of more than 50% of the voting stock of Zenith.

GRANTS OF PLAN-BASED AWARDS IN 2006

        The number of shares of restricted stock awarded to Named Executive Officers in 2006 and the fair values of such awards are:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards (1)
Stanley R. Zax	—	—	—
Kari L. Van Gundy	7/5/06	10,000	$401,000
	12/7/06	2,500	$116,450
Jack D. Miller	12/7/06	10,000	$465,800
Keith E. Trotman	12/7/06	10,000	$465,800
Robert E. Meyer	12/7/06	10,000	$465,800
William J. Owen	—	—	—

(1)
Awards of shares of restricted stock pursuant to the Restricted Stock Plan. Since the closing price of the Common Stock represents an "observable market price of identical or similar equity instruments in active markets" under FAS 123R, the fair value of each award was based on the closing price per share for the Common Stock on the New York Stock Exchange on the date of award. The value of future dividends are assumed to be reflected in the closing price of Common Stock under FAS 123R. The respective closing price of Common Stock on the New York Exchange was $40.10 on July 5, 2006 and $46.58 on December 7, 2006. (See page 33 for a description of the Restricted Stock Plan.)

OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END

        None of the Named Executive Officers holds any outstanding stock options. The only equity awards held by them are shares of restricted stock. At December 31, 2006, the number of shares of unvested restricted stock and their market value are set out in the following table. Market value is based on the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested
Stanley R. Zax	—	—
Kari L. Van Gundy	12,500	$586,375
Jack D. Miller	27,500	$1,290,025
Keith E. Trotman	27,500	$1,290,025
Robert E. Meyer	27,500	$1,290,025
William J. Owen	—	—

(1)
The vesting dates for Ms. Van Gundy's 12,500 shares are: July 5, 2008 as to 5,000 shares; December 7, 2008 as to 1,250 shares; July 5, 2010 as to 5,000 shares; and December 7, 2010 as to 1,250 shares. The vesting dates for the 27,500 shares held by each of Messrs. Miller, Trotman and Meyer are: December 6, 2007 as to 5,000 shares; May 26, 2008 as to 3,750 shares; December 2, 2008 as to 3,750 shares; December 7, 2008 as to 5,000 shares; December 6, 2009 as to 5,000 shares; and December 7, 2010 as to 5,000 shares.

OPTION EXERCISES AND STOCK VESTED IN 2006

        None of the Named Executive Officers holds any Zenith stock options to acquire Common Stock. The following table sets out the number of shares that the Named Executive Officers acquired upon the vesting of restricted stock (that is, shares of restricted stock on which the restrictions lapsed in 2006) and the value realized upon vesting. The value realized is based on the closing price for a share of Common Stock on the New York Stock Exchange on the dates on which the shares vested.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting
Stanley R. Zax	—	—
Kari L. Van Gundy	—	—
Jack D. Miller	7,500	$322,650
Keith E. Trotman	7,500	$322,650
Robert E. Meyer	7,500	$322,650
William J. Owen	3,750	$151,650

EARLY TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

        Mr. Zax's employment agreement contains provisions for certain payments upon the early termination of his employment. The conditions under which such payments are made and the amounts of such payments are set out below. The employment agreements of Messrs. Miller, Meyer and Owen and Ms. Van Gundy are identical with respect to payments under conditions of early termination of employment as set out below.

        The employment agreements of Messrs. Zax, Miller, Meyer and Owen and Ms. Van Gundy are also similar in that each of them is prohibited during the term of the employment agreement and for one year thereafter from directly or indirectly influencing customers to divert their business to a competitor of Zenith and from directly or indirectly soliciting any employee of Zenith to be employed by them or any enterprise that is a competitor of Zenith. Further, during the term of the employment agreement and so long as each of Messrs. Zax, Miller, Meyer and Owen and Ms. Van Gundy is receiving benefits under the employment agreement, he or she may not compete against Zenith or own, assist, manage, advise or participate in an enterprise that competes against Zenith. Mr. Trotman does not have an employment agreement.

        Under the Restricted Stock Plan, shares of unvested restricted shares will vest upon the holder's death, termination of employment due to disability or a change in control of Zenith. Shares of unvested restricted stock held by Messrs. Miller, Trotman and Meyer and Ms. Van Gundy would be subject to such acceleration. Mr. Zax does not presently hold any shares of restricted stock.

        In the discussion that follows, in accordance with Commission rules and regulations, payments and other benefits payable upon early termination and change in control situations are set out as if the conditions for payments had occurred and/or the termination took place on December 29, 2006. In setting out such payments and benefits, we did not show amounts that had already been earned as of the termination date, such as accrued salary, accrued vacation, accrued automobile allowance, and unused floating holidays. However, if payable, we do show any accrued bonus payable for the year of termination. Also, we do not include any payments or benefits, such as group term life insurance payments, short- and long-term disability payments and group health benefits through the month of termination, that are available to all full-time regular employees of Zenith when their employment terminates. The amounts set forth below are estimates of the amounts that would be paid out to the Executive Offices upon their termination. The actual amounts to be paid out can only be determined at the time of such Executive Officer's separation from Zenith.

Payments upon Termination for Cause or upon Voluntary Termination

        If Mr. Zax's employment is terminated by Zenith for cause or is terminated by his voluntary resignation, he will receive his base salary through the end of the month in which the termination occurs. For these purposes, "cause" refers to a breach by Mr. Zax of his employment agreement.

        If the employment of any of Messrs. Miller, Meyer or Owen or Ms. Van Gundy is terminated by Zenith for "cause" or by them as a voluntary resignation, they will receive their base salary through the date on which the termination was effective. "Cause" is defined as the continued willful failure by Messrs. Miller, Meyer or Owen or Ms. Van Gundy to substantially perform their duties with Zenith, its subsidiaries or affiliates or other willful breach of their employment agreement (other than any such failure or breach resulting from their incapacity due to the physical or mental illness, injury or similar incapacity), their conviction of a felony, willful misconduct that is materially and demonstrably injurious to Zenith, or violation of their obligations under the employment agreement relating to confidentiality and non-competition.

        If a termination by Zenith of the employment of Messrs. Zax, Miller or Meyer or Ms. Van Gundy for cause had occurred, or if they had voluntarily terminated their employment, on December 29, 2006, they would not have been paid any sums or received any benefits other than the base salary that had already been earned by them through the termination date. Mr. Owen terminated employment with Zenith on November 7, 2006 and, except for a special payment of $100,000 upon his retirement, he did not receive any payments in excess of his base salary that had already been earned by him through his termination date and he did not receive any continuation of benefits to which full-time regular employees are not generally entitled upon termination. Mr. Owen's shares of unvested restricted stock were forfeited pursuant to the terms of the Restricted Stock Plan.

Payments upon Termination of Employment for Disability

        If Mr. Zax's employment is terminated as a result of his "disability," he will receive his base salary and annual bonus for a period of twelve months less amounts received pursuant to any long-term disability plans. Under the Restricted Stock Plan, any unvested shares of restricted stock will also vest although Mr. Zax does not currently hold any shares of restricted stock. "Disability" is defined as physical or mental incapacitation for a period of one hundred eighty (180) consecutive days and physical or mental incapacitation is defined as Mr. Zax's inability for any reason whatsoever to devote his full time and efforts to the business of Zenith. For this purpose, bonus is assumed to equal the bonus that would have been earned for the year in which termination occurred.

        If the employment of any of Messrs. Miller or Meyer or Ms. Van Gundy is terminated for "disability," they will receive their then base salary through the date of termination plus a pro rata share of the annual bonus that would have otherwise been payable with respect to the year in which employment terminated. For this purpose, if the bonus for such year has not been determined, Messrs. Miller and Meyer and Ms. Van Gundy would be entitled to a bonus equal to the bonus paid or payable with respect to the immediately preceding year. "Disability" is defined as an absence by Messrs. Miller or Meyer or Ms. Van Gundy from full time performance of their duties with Zenith, its subsidiaries or affiliates, as a result of incapacity due to physical or mental illness, injury or similar incapacity for six months within any eighteen month period and upon exhaustion of his or her Family Medical Leave and its California equivalent.

        Under the Restricted Stock Plan, any unvested shares of restricted stock held by Messrs. Miller, Trotman and Meyer or Ms. Van Gundy would vest upon termination of employment due to disability.

        If termination by Zenith of the employment of Messrs. Zax, Miller, Trotman or Meyer or Ms. Van Gundy due to their disability had occurred on December 29, 2006, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown:

	Bonus for Termination Year(1)	Salary Continuation		Bonus Continuation(3)	Accelerated Vesting of Restricted Stock(4)
Zax	$3,000,000	$1,570,000	(2)	$3,000,000	—
Van Gundy	$50,000	—		—	$586,375
Miller	$600,000	—		—	$1,290,025
Trotman	—	—		—	$1,290,025
Meyer	$500,000	—		—	$1,290,025

(1)
Bonuses earned for 2006 and finally determined and paid in January 2007. These amounts are included in the 2006 Summary Compensation Table. Because the termination for disability is assumed to have occurred on December 29, 2006, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(2)
Less disability payments of $180,000.

(3)
Assumes bonuses in future years will equal bonus for 2006.

(4)
Based upon the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange.

Payments upon Death while Employed

        Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base salary and annual bonus for a period of twelve months. For this purpose, bonus is assumed to equal the bonus that would have been earned for the year in which termination occurred. Under the Restricted Stock Plan, any unvested shares of restricted stock will also vest, although Mr. Zax does not currently hold any shares of restricted stock.

        Upon the death of any of Messrs. Miller or Meyer or Ms. Van Gundy, Zenith will pay their then base salary to the date of death to his or her estate or the appropriate payee plus a pro rata share of the annual bonus that would have otherwise been payable with respect to the year in which employment terminated. For this purpose, if the bonus for such year has not been determined, Messrs. Miller and Meyer and Ms. Van Gundy would be entitled to a bonus equal to the bonus paid or payable with respect to the immediately preceding year.

        Under the Restricted Stock Plan, any unvested shares of restricted stock held by Messrs. Miller, Trotman and Meyer or Ms. Van Gundy would vest upon death while employed.

        If Messrs. Zax, Miller, Trotman or Meyer or Ms. Van Gundy had died on December 29, 2006, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of Common Stock in the values shown:

	Bonus for Termination Year(1)	Salary Continuation	Bonus Continuation(2)	Accelerated Vesting of Restricted Stock(3)	Life Insurance Proceeds(4)
Zax	$3,000,000	$1,750,000	$3,000,000	—	$5,250,000
Van Gundy	$50,000	—	—	$586,375	—
Miller	$600,000	—	—	$1,290,025	—
Trotman	—	—	—	$1,290,025	—
Meyer	$500,000	—	—	$1,290,025	—

(1)
Bonuses earned for 2006 and finally determined and paid in January 2007. These amounts are included in the 2006 Summary Compensation Table. Because the termination as a result of death is assumed to have occurred on December 29, 2006, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(2)
Assumes bonuses in future years will equal bonus for 2006.

(3)
Based upon the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange.

(4)
Proceeds shown are for the amount of life insurance maintained for Mr. Zax pursuant to his employment agreement (although, as described above, he is entitled under his agreement to total aggregate coverage of $6,125,000, Mr. Zax has consented to this lesser amount of life insurance that is currently maintained for him). No other Executive Officers are entitled to a specific level of life insurance under their employment agreements.

Payments Upon Termination By Zenith other than for Cause, Disability or Death; Constructive Termination

        If Mr. Zax's employment is terminated by Zenith for any reason other than for his breach of his employment agreement, disability or death, in exchange for a release of claims, Zenith will pay Mr. Zax his base salary and annual bonus through the remaining term of his employment agreement. In such instance, the bonus payable in each year would be equal to the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment. In addition, the five-year consulting agreement described on page 30 of this Proxy Statement would be entered into between Mr. Zax and Zenith.

        If the employment of any of Messrs. Miller or Meyer or Ms. Van Gundy is terminated by Zenith for any reason other than for cause, death or disability, Zenith will: (1) pay them amounts at normal payroll frequency equal to salary at the time of termination for the greater of six months or the remaining term of the employment agreement plus any bonus attributable to such period (the "Severance Period"); (2) arrange to provide life insurance on their lives during the Severance Period; (3) pay the COBRA premium for their and their family's coverage, as applicable, under Zenith's medical, dental, vision and employee assistance plans until the expiration of the COBRA period or the end of the Severance Period, whichever first occurs, and if COBRA expires before the Severance Period and if any of Messrs. Miller or

Meyer or Ms. Van Gundy is eligible for the California equivalent of COBRA ("CA-COBRA"), pay their CA-COBRA premiums for coverage under Zenith's medical plan until the expiration of the CA-COBRA period or the Severance Period, whichever first occurs; (4) pay such additional amount necessary to reimburse them for any taxes attributable solely to the receipt of the continued benefits of life insurance coverage and under the medical, dental vision and employee assistance plans; and (5) pay such additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under Section 4999 of the Code. In addition, any unvested restricted stock held by Messrs. Miller, Meyer and Ms. Van Gundy would vest upon such termination. For the purpose of determining the amount of each future year's bonus, each of them are assumed to equal the bonus that would have been earned for the year in which termination occurred.

        If termination of the employment of Messrs. Zax, Miller and Meyer or Ms. Van Gundy for any reason other than for cause (or breach of his employment agreement with respect to Mr. Zax), disability or death had occurred on December 29, 2006, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown:

	Bonus for Termination Year(2)	Salary Continuation(3)	Bonus Continuation(4)	Benefits Continuation	Income Tax Reimbursement on Benefits(5)	Accelerated Vesting of restricted stock(6)
Zax(1)	$3,000,000	$5,250,000	$9,000,000	—	—	—
Van Gundy	$50,000	$1,133,333	$141,667	$90,338	$70,535	$586,375
Miller	$600,000	$1,984,467	$1,700,000	$125,667	$98,119	$1,290,025
Meyer	$500,000	$1,410,292	$1,416,667	$105,007	$81,988	$1,290,025

(1)
Not shown in the table are amounts relating to Mr. Zax's five-year consulting agreement, as described on page 30 of this Proxy Statement since ongoing service obligations of Mr. Zax are required to receive payment (except for benefit continuation in certain instances). The consulting agreement provides for consulting fees in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000 and $300,000, respectively, in return for Mr. Zax being available to provide consulting hours of up to 100, 75, 50, 25 and 10 hours per quarter in the first, second, third, fourth and fifth years, respectively. Including the fees and estimated incremental cost to Zenith of providing Mr. Zax an office ($0), secretarial assistance ($0), automobile allowance ($106,730) and health insurance ($41,308, which is based on the rates for COBRA for 18 months, CA-COBRA for 18 months and Medicare Supplement for 24 months), all as specified in the consulting agreement, the estimated total cost to Zenith, under the assumption that the consulting agreement will remain in place for the full five years, would be approximately $2,698,038.

(2)
Bonuses earned for 2006 and finally determined and paid in January 2007. These amounts are included in the 2006 Summary Compensation Table. Because termination of employment is assumed to have occurred on December 29, 2006, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(3)
These amounts are calculated to the end of the term of the employment agreements, which is December 31, 2009 for Mr. Zax, and October 31, 2009 for each of Messrs. Miller and Meyer and Ms. Van Gundy.

(4)
Assumes bonuses in future years will equal bonus for 2006; and for Messrs. Miller and Meyer and Ms. Van Gundy, amounts were prorated since the last year of the remaining term of each of their employment agreements is not a full year.

(5)
Amounts calculated based on maximum federal and California income taxes and Medicare tax.

(6)
Based upon the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange.

        The employment agreement of each of Messrs. Miller and Meyer and Ms. Van Gundy also provides that they may terminate their employment by claiming a "constructive termination," which is defined in the employment agreement as a termination by any of Messrs. Miller or Meyer or Ms. Van Gundy (a) because they are prohibited or restricted in the performance of their duties, (b) because any payment due them under their employment agreement remains unpaid for more than 60 days or (c) within specified periods following a change in control. (Termination following a change in control is discussed in the next section of this Proxy Statement.) The employment agreement for Mr. Zax does not contain any constructive termination provision absent a change in control, as discussed in the next section of this Proxy Statement.

        If Messrs. Miller or Meyer or Ms. Van Gundy terminated their employment based on a constructive termination that does not involve a change in control, the amounts payable to them under their employment agreement are identical to the amounts payable as if they were terminated by Zenith for other than cause, disability or death. Accordingly if any of Messrs. Miller or Meyer or Ms. Van Gundy had terminated on December 29, 2006 claiming there had been a constructive termination the amounts payable to them are identical to the amounts shown on the immediately preceding table.

Payments Upon Termination Following a Change in Control

        Under Mr. Zax's employment agreement, upon a change in control, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a change in control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. Mr. Zax currently does not hold any stock options or stock appreciation rights and Zenith does not currently have any plans under which stock options or stock appreciation rights may be granted. Although Zenith does have a restricted stock plan, Mr. Zax does not currently hold any shares of restricted stock. In addition, if Mr. Zax's employment is terminated subsequent to any change in control, either by Mr. Zax for any reason within 180 days of the change in control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax would be entitled to receive (a) a cash lump sum payment equal to the greater of (1) twice the sum of his then current base salary and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (2) the actuarial equivalent of the base salary and annual bonuses (each of which is to be equal to the highest bonus paid or payable during the three consecutive years immediately preceding termination of employment) that would have been payable to him for the remaining term of his employment agreement; (b) continuation of life, disability, dental, accident and group health insurance benefits for the remaining term of his employment agreement, plus an additional amount necessary to reimburse him for any taxes attributable solely to his receipt of such benefits; and (c) an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under Section 4999 of the Code. In addition, the five-year consulting agreement described on page 30 of this Proxy Statement would be entered into between Mr. Zax and Zenith.

        Under Mr. Zax's employment agreement, a change in control of Zenith is defined as:

  •
  a merger or consolidation of Zenith with or into another company or corporation, except for:

  (a)
  a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Zenith or such surviving entity outstanding immediately after such merger or consolidation; or

    (b)
    a merger or consolidation effected to implement a recapitalization of Zenith (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the combined voting power of Zenith's then outstanding securities; or

  •
  the sale of all or substantially all of Zenith's assets; or

  •
  a change in the identities of a majority of the members of the Board of Zenith within a one-year period or less; or

  •
  an assignment of Mr. Zax's employment agreement by Zenith; or

  •
  any other transaction which would require any party or affiliated group of parties to obtain approval from, or require such transactions to be presented for approval by, the California Insurance Commissioner (assuming there is no preemption of California insurance laws by federal law).

        The employment agreements of Messrs. Miller and Meyer and Ms. Van Gundy permit them to terminate their employment claiming a constructive termination if there is a change in control of Zenith and they give written notice to Zenith of termination of their employment agreement within 180 days thereafter.

        A change in control in the employment agreement of each of Messrs. Miller and Meyer and Ms. Van Gundy is defined as either:

  •
  a merger or consolidation of Zenith with or into another company or corporation, except for:

  (a)
  a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Zenith or such surviving entity outstanding immediately after such merger or consolidation; or

  (b)
  a merger or consolidation effected to implement a recapitalization of Zenith (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act acquires more than 50% of the combined voting power of Zenith's then outstanding securities; or

  •
  the sale of all or substantially all of Zenith's assets; or

  •
  a change in the identities of a majority of the members of Zenith's Board within a one-year period or less; or

  •
  the acquisition, directly or indirectly, by any person or related group of persons (other than Zenith or a person that is controlled by Zenith), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Zenith's outstanding securities.

        If any of Messrs. Miller or Meyer or Ms. Van Gundy terminates employment claiming a constructive termination based on a change in control taking place, there would only be two differences in the early termination provisions in such event as compared to a constructive termination other than following a change in control. The first difference is that the "Severance Period" (as described on page 39 of this Proxy Statement) would change from the greater of six months or the remaining term of the employment agreement to the greater of two years or the remaining term of the employment agreement. The second difference is that any amounts payable for salary and bonus for the Severance Period would be paid in a lump sum, rather than in installments. The provisions on providing life insurance coverage and payment of COBRA or CA-COBRA premiums under Zenith's medical, dental, vision and employee assistance plans would continue to apply during the changed definition of the Severance Period.

        Under the Restricted Stock Plan, Mr. Trotman's unvested shares of restricted stock would vest upon a change in control if the successor did not assume the restricted stock plan. For the purposes of this section, it is assumed the successor does not assume the restricted stock plan.

        As a result, if termination of the employment of Messrs. Zax, Miller, Trotman and Meyer and Ms. Van Gundy had occurred on December 29, 2006, based on a change in control, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown:

	Bonus for Termination Year(2)	Salary Continuation		Bonus Continuation		Benefits Continuation	Income Tax Reimbursement on Benefits(5)	Accelerated Vesting of restricted stock(6)	Excise Tax Reimbursement(7)
Zax(1)	$3,000,000	$4,869,218	(3)	$8,151,200	(3)	$352,537	$275,256	—	—
Van Gundy	$50,000	$1,133,333		$141,667	(4)	$90,338	$70,535	$586,375	$811,022
Miller	$600,000	$1,984,467		$1,700,000	(4)	$125,667	$98,119	$1,290,025	$1,964,598
Trotman	—	—		—		—	—	$1,290,025	—
Meyer	$500,000	$1,410,292		$1,416,667	(4)	$105,007	$81,988	$1,290,025	$1,596,769

(1)
Not shown in the table are amounts relating to Mr. Zax's five-year consulting agreement, as described on page 30 of this Proxy Statement since ongoing service obligations of Mr. Zax are required to receive payment (except for benefit continuation in certain instances). The consulting agreement provides for consulting fees in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000 and $300,000, respectively, in return for Mr. Zax being available to provide consulting hours of up to 100, 75, 50, 25 and 10 hours per quarter in the first, second, third, fourth and fifth years, respectively. Including the fees and estimated incremental cost to Zenith of providing Mr. Zax an office ($0), secretarial assistance ($0), automobile allowance ($106,730) and health insurance ($9,338, which is based on the rates for Medicare Supplement for 24 months since three years of coverage is provided under the severance provisions of his employment agreement), all as specified in the consulting agreement, the estimated total cost to Zenith, under the assumption that the consulting agreement will remain in place for the full five years, would be approximately $2,666,068.

(2)
Bonuses earned for 2006 and finally determined and paid in January 2007. These amounts are included in the 2006 Summary Compensation Table. Because termination of employment is assumed to have occurred on December 29, 2006, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(3)
Under Mr. Zax's employment agreement he is entitled to a cash lump sum payment equal to the greater of (1) twice the sum of his then current base salary and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment (which was calculated as $3,500,000, salary, and $6,000,000, bonus, for a total of $9,500,000) or (2) the actuarial equivalent of the base salary and annual bonuses that would have been payable to him for the remaining term of his employment agreement (which was estimated as $4,869,218, salary, and $8,151,200, bonus, for a total of $13,020,418 and therefore determined to be the greater sum to which he would be entitled). This actuarial equivalent was estimated as the present value at December 29, 2006, discounted at 5% per year, of Mr. Zax's annual salary of $1,750,000 and annual bonus of $3,000,000 over three years. Consistent with present practices, the salary is considered paid in 72 semi-monthly payments of $72,916.67 each, commencing January 15, 2007 and the annual bonus payments are considered paid on January 15, 2008, 2009 and 2010.

(4)
Assumes annual bonuses in future years will equal bonus for 2006. The amount is prorated since the last year of the remaining term of the employment agreement is not a full year.

(5)
Amounts calculated based on maximum federal and California income taxes and Medicare tax.

(6)
Based upon the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange.

(7)
Calculations based on assumptions that change in control occurs on December 29, 2006 and termination of employment occurs on that date; all restricted stock awards vest on December 29, 2006; and that payments are made in a lump sum and subject to maximum federal and California income taxes and Medicare tax.

        Except for the additional payments of excise tax reimbursements, the amounts for Messrs. Miller and Meyer and Ms. Van Gundy shown in the above table are identical to those in the table for any other termination of employment by Zenith other than for cause, disability or death or by any of Messrs. Miller and Meyer and Ms. Van Gundy under the claim of constructive termination because in all three instances the "Severance Period" is equal to the remaining term of each of their employment agreements.

Payments Following a Change in Control (Without Termination of Employment)

        Under the Restricted Stock Plan, if there is a change in control, as described on page 33 of this Proxy Statement, and if the successor does not assume the Restricted Stock Plan, the unvested shares of restricted stock held by recipients would vest. This would include unvested shares of restricted stock held by Messrs. Miller, Trotman and Meyer and Ms. Van Gundy and such vesting would occur even if their employment is not terminated due to such change in control. Accordingly, if there had been a change in control under the Restricted Stock Plan on December 29, 2006, the following number of unvested shares would have vested for Messrs. Miller, Trotman and Meyer and Ms. Van Gundy at the values shown based on the closing price of $46.91 on December 29, 2006 for a share of Common Stock on the New York Stock Exchange:

	Number shares (#)	Market value
Kari L. Van Gundy	12,500	$586,375
Jack D. Miller	27,500	$1,290,025
Keith E. Trotman	27,500	$1,290,025
Robert E. Meyer	27,500	$1,290,025

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EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary, as of December 31, 2006, of the shares of Common Stock that may be issued pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans and the number of shares available for future issuance under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	9,375	(1)	$20.88	208,750	(3)
Equity compensation plans not approved by security holders(2)	0		0	0

Total	9,375		$20.88	208,750	(3)

(1)
The 1996 Employee Stock Option Plan terminated on May 22, 2006 and no additional options may be awarded under the plan. However, under the terms of the plan, options granted prior to the expiration of the plan remain outstanding until exercised or terminated. The 9,375 shares shown represent outstanding options as of December 31, 2006. Subsequent to December 31, 2006, all of the options were exercised and as of March 26, 2007, there were no options outstanding. Zenith currently maintains no other plan under which options, warrants or rights may be issued.

(2)
There are currently no equity compensation plans not approved by security holders.

(3)
These are available under the Restricted Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for 2006 were made by the Compensation Committee. The committee consisted of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis, none of whom is or was an officer or employee of Zenith or any of its subsidiaries and none of whom has any relationship with Zenith that is required to be disclosed.

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APPROVAL
OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN
(Item 2 on Proxy Card)

        We are asking our stockholders to approve the 2007 Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by the Board, subject to stockholder approval, and represents an amendment and restatement of Zenith's prior employee stock purchase plan initially adopted by the Board in 1986 (the "Prior Plan").

        The Prior Plan was suspended effective September 23, 2006 since it did not comply with certain New York Stock Exchange rules that became effective in 2003, as described below. The Plan being presented to stockholders complies with these New York Stock Exchange rules.

        The essential features of the Plan are summarized below. This summary does not purport to be a complete description of all provisions of the Plan, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Annex "A" to this Proxy Statement.

General

        The Plan is not intended to qualify under Section 423 of the Code, nor is it a tax-qualified, deferred compensation plan under Section 401(a) of the Code, or subject to the provisions of the Employee Retirement Income Security Act of 1974. The purpose of the Plan is to provide full-time employees (including Executive Officers) of Zenith or its subsidiaries with an opportunity to purchase Common Stock through regular payroll deductions. Zenith believes that operation of the Plan is important in attracting and retaining employees in a competitive labor market and aligning their interests with stockholders, which is essential to Zenith's long-term growth and success.

New York Stock Exchange Equity Compensation Rules

        On June 30, 2003, certain New York Stock Exchange rules became effective that require stockholder approval of all "equity-compensation plans" and material revisions to those plans, subject to limited exceptions. Under these New York Stock Exchange rules, a material increase in the number of shares available under a plan is considered a material revision that requires stockholder approval. If a plan contains a formula for automatic increases in the shares available (sometimes called an "evergreen formula"), each such increase is considered a revision requiring stockholder approval unless the plan has a term of not more than ten years.

        The New York Stock Exchange published a series of "Frequently Asked Questions" and accompanying answers related to these stockholder approval rules (the "FAQs"), and pursuant to the FAQs the New York Stock Exchange has interpreted the rules so that plans such as the Prior Plan and the Plan are deemed to be "equity compensation plans" subject to these New York Stock Exchange stockholder approval rules.

        The Prior Plan had been in existence since 1986, well before the new New York Stock Exchange rules became effective. However, since the Prior Plan had no termination date, and no limit on the number of shares that could be purchased under it, the Prior Plan was considered to have an evergreen formula. In order to comply with the New York Stock Exchange rules, Zenith should have sought stockholder approval of the Prior Plan at the first Annual Meeting of Stockholders after the rules were adopted, and amended the Prior Plan to provide for a term of ten years or less.

        Unfortunately, Zenith's management did not become aware of the applicability of the New York Stock Exchange rules to the Prior Plan until 2006. At that time, Zenith and its outside legal counsel immediately contacted the New York Stock Exchange to make them aware of the issue and to seek guidance as to how best to remedy the situation. Based on those discussions, we suspended the Prior Plan on September 23, 2006, and are submitting the Plan to stockholders for the required approval at the Annual Meeting.

Participation under the Prior Plan

        From June 30, 2003 (the date the new stockholder approval rules of the New York Stock Exchange became effective) until September 23, 2006 (the date the Prior Plan was suspended), an aggregate of 330,221 shares of Common Stock were acquired under the Prior Plan by participants including 66,044 shares acquired through the plan's matching provisions. These share numbers have been appropriately adjusted to reflect the stock split in the Common Stock that took place in 2005.

        The following provides additional detail as to the participation levels under the Prior Plan during this period:

	Payroll Deductions				Lump-Sum Contributions
	Employee Amounts Contributed	Amount of Company Match	Total	Number of Shares (#)	Employee Amounts Contributed	Amount of Company Match	Total	Number of Shares(#)
2003 (from 6/30)	$626,086	$156,522	$782,608	26,017	$273,500	$68,375	$341,875	11,422
2004	$1,480,799	$370,200	$1,850,999	42,693	$627,500	$156,875	$784,375	18,449
2005	$2,203,686	$550,922	$2,754,608	49,836	$1,398,676	$349,669	$1,748,345	32,388
2006 (until 9/23)	$2,153,033	$538,258	$2,691,291	61,943	$2,935,655	$733,914	$3,669,569	87,520
Total	$6,463,604	$1,615,902	$8,079,506	180,489	$5,235,331	$1,308,833	$6,544,164	149,779

        During this period, the number of employees participating in the Prior Plan through payroll deductions ranged from approximately 190 to 410 employees per year, and the number of employees participating through lump-sum contributions ranged from 3 to 42 employees per year. During this period, no Executive Officers participated in the Prior Plan, either through payroll deductions or through lump-sum contributions, while they were an Executive Officer (one Executive Officer participated in the Prior Plan during this period prior to becoming an Executive Officer).

        From the Prior Plan's inception in 1986 through its termination in 2006, an aggregate of approximately 1,209,705 shares of Common Stock were purchased under the plan (consisting of 967,764 shares through payroll and lump-sum contributions and 241,941 shares (or about 12,000 shares per year) through Zenith's matching contributions). During the last three years the Prior Plan was in effect, on average, about 22,000 shares of Common Stock per year were purchased through Zenith's matching contributions.

        Under the terms of the Plan, as proposed, the maximum amount of matching contributions that may be made by Zenith each year is $1,000,000 (and only payroll deductions will be permitted as lump-sum contributions are being discontinued). Based upon the closing price of $48.32 on March 26, 2007 for a share of Common Stock on the New York Stock Exchange, the maximum matching annual contribution would represent approximately 21,000 shares of Common Stock or less than 1/10th of 1% of the total shares of Common Stock outstanding on March 26, 2007.

Differences Between the Prior Plan and the Plan

        The primary differences between the terms of the Prior Plan and the proposed Plan are as follows:

  •
  The Plan terminates on June 30, 2013 (ten years after the effective date of the subject New York Stock Exchange rules) unless the term is further extended by stockholders prior to such date (the Prior Plan was perpetual and did not have a set termination date).

  •
  The "lump-sum" contributions permitted under the terms of the Prior Plan are eliminated in the Plan, so that participants in the Plan are now only able to make contributions through ongoing payroll deductions (under the Prior Plan participants could make lump-sum contributions to purchase shares of Common Stock which would be eligible for the 25% company match).

  •
  Participants in the Plan are limited to contribute only up to 25% of pre-tax base salary under the Plan (the Prior Plan had no limit on the amount that could be contributed through payroll and lump-sum contributions).

  •
  Under the Plan the maximum amount of monies that can be contributed by Zenith through its 25% matching contributions during the term of the Plan are $1 million per calendar year.

Administration of the Plan

        The Plan is administered by persons or an entity appointed by Zenith's Board. All questions of interpretation or application of the Plan are determined by the Board and its decisions are final and conclusive.

Eligibility and Participation

        Individuals who are over the age of 18 years and employed on a full-time basis by Zenith or any of its subsidiaries that adopt the Plan are eligible to participate. Eligible employees become participants in the Plan by filing with the administrator a written application authorizing payroll deductions.

        As of March 26, 2007, approximately 1,700 employees, including all seven Executive Officers, were eligible to participate in the Plan. Members of Zenith's Board who are not employees and other non-employees such as consultants are not eligible to participate. The actual benefits, if any, to participants in the Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the market price of a share of Common Stock on the date of the purchase and Zenith cannot determine participation levels and contribution rates under the Plan. As of March 26, 2007 the fair market value of one share of Common Stock was $48.32 based upon the closing price for a share of Common Stock on the New York Stock Exchange.

        Under the terms of the Plan, a participant may elect to contribute, by payroll deduction, up to 25% of his or her pre-tax salary or wages on a calendar-year basis. A participant may change or suspend his or her election, provided, that the payroll deduction amount may be modified or suspended only once in any calendar year. Any suspension must be for a period of not less than 4 months and will continue until the participant has notified Zenith to recommence payroll deductions under the Plan.

        Participant contributions are matched by a contribution by Zenith equal to 25% of the participant's payroll deductions, subject to an overall annual matching contribution limit per calendar year of $1 million on a plan-wide basis. Upon reaching the $1 million threshold, no further matching contributions may be made by Zenith under the Plan for the remainder of the calendar year.

        Pursuant to the Plan, contributions accumulate on a monthly basis and are held, without interest, until delivered to the administrator, together with Zenith's matching contributions, as promptly as possible after the close of the calendar month of withholding. Upon receipt of these amounts, the administrator forwards all employee and Zenith contributions to a brokerage firm for purchase of as many shares of Common Stock as each such participant's contributions and corresponding matching contribution from Zenith will permit and to deposit the purchased Common Stock into an account held for the benefit of all participants. Separate records are kept to identify each participant's interest in such account and each participant is notified of the number of shares of Common Stock acquired for the participant's benefit, the cost thereof, the dates of acquisition, and the total number of shares credited to the participant under the Plan.

        A Participant may at any time sell any or all of the Common Stock held for his or her benefit in the brokerage account.

Termination of Employment or Withdrawal from the Plan

        Termination of a participant's employment for any reason, including retirement, death, disability or cessation of continuous employment with Zenith, shall result in termination of participation in the Plan. In such event, the number of shares in the brokerage firm's account allocated to such participant shall be distributed to the participant as soon as practicable. Payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to his or her estate, without interest or any of Zenith's matching contributions.

Amendment and Termination of the Plan

        The Board may at any time amend, suspend or terminate the Plan, and if terminated may reinstate, any or all of the provisions of the Plan, except that no amendment, suspension or termination may be made which, in the judgment of the Board, will retroactively adversely affect the rights of any participant without the prior written consent of such individual.

        If not terminated earlier, the Plan will terminate on June 30, 2013.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting, including abstentions (which are counted as votes against the proposal) but excluding broker non-votes (which are not counted).

THE COMPENSATION COMMITTEE OF OUR BOARD AND OUR BOARD HAVE DETERMINED THAT THE 2007 EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF ZENITH AND ITS STOCKHOLDERS AND HAVE APPROVED THE PLAN. OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007
(Item 3 on Proxy Card)

        PricewaterhouseCoopers LLP ("PwC"), an Independent Registered Public Accounting Firm with the Public Company Accounting Oversight Board, was Zenith's independent auditors for fiscal year 2006 and the Audit Committee has appointed PwC as the independent auditors to examine and report to stockholders on the consolidated financial statements of Zenith and its subsidiaries for fiscal year 2007. We are asking stockholders to ratify the appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given an opportunity to make a statement, as well as being available to respond to appropriate questions.

INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES

Independent Auditors Fees

        Fees billed to Zenith by PwC during 2006 and 2005 were as follows:

Audit Fees

        The aggregate fees (including expenses) billed in 2006 and 2005 to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the years ended December 31, 2006 and December 31, 2005 and reviews of financial statements included in the Quarterly Reports on Form 10-Q for 2006 and 2005, as well as services provided by PwC in connection with Zenith's statutory and regulatory filings or engagements in 2006 and 2005 were $1,818,518 and $1,783,100, respectively, including $695,000 and $686,000 in 2006 and 2005, respectively, related to PwC's audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31 of 2006 and 2005.

        The foregoing is summarized in tabular form as follows:

	2006	2005
Aggregate Audit Fees	$1,818,518	$1,783,100
Included in the Audit Fees shown above for audit of internal control over financial reporting	$695,000	$686,000

Audit-Related Fees

        The aggregate fees (including expenses) billed to Zenith in 2006 and 2005 by PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or reviews of Zenith's financial statements for 2006 and 2005 that are not reported under "Audit Fees" were $48,000 and $31,800, respectively. The services comprising these fees were the audits of Zenith's 401(k) plan performed in 2006 and 2005.

Tax Fees

        The aggregate fees billed to Zenith in 2006 and 2005 by PwC for professional services rendered by PwC for tax compliance, tax advice and tax planning were $103,983 and $83,168, respectively. The services comprising these fees were primarily reviews and advice on Zenith's federal income and state franchise tax returns for 2006 and 2005.

All Other Fees

        The aggregate fees billed to Zenith in 2006 and 2005 by PwC for products and services (other than the services reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees") were $16,520 and $8,520, respectively. The products and services comprising the fees were a license in 2006 and 2005 to use PwC's proprietary accounting research database and in 2006, providing certain information to the California Department of Insurance in connection with its triennial audit of Zenith Insurance.

Pre-Approval of Independent Auditors' Services

        All of PwC's services were pre-approved by the Audit Committee in 2006. The Audit Committee pre-approves services either by: (1) approving a request from management to engage PwC for a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above captions at PwC's usual and customary rates. Under this second category, the services pre-approved for each of the above captions were: "Audit Services"—review of unaudited consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q prior to filing with the Commission; "Tax Fees"—review of, and advice on, federal and state tax returns; and "All Other Fees"—license of PwC's proprietary accounting research database.

        There were no waivers of the pre-approval requirements. All services were pre-approved by the Audit Committee prior to the commencement of services by PwC.

        Stockholder ratification of the appointment of PwC as Zenith's independent auditors is not required under Delaware law or under our Certificate of Incorporation or Bylaws. If stockholders do not ratify the appointment of PwC as Zenith's independent auditors for fiscal year 2007, the Audit Committee will evaluate what would be in the best interests of Zenith and its stockholders and consider whether to appoint new independent auditors or keep PwC as Zenith's independent auditors. Even if stockholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of Zenith and its stockholders.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voted at the Annual Meeting, including abstentions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2007.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        On February 12, 2003, the Board adopted a "Code of Ethics for Senior Financial Officers," which was revised and readopted by the Board on February 11, 2004. This code applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer. A copy of the current code is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

CODE OF BUSINESS CONDUCT

        A "Code of Business Conduct" was revised and readopted by the Board on December 7, 2006. This code, which governs business conduct and ethics, applies to Zenith's directors, officers and employees. A copy of the current code is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

RELATED PERSON TRANSACTIONS APPROVAL POLICY AND PROCEDURES

        The Board has adopted a written Related Person Transactions Policy that requires the review and approval by the Audit Committee of all transactions between Zenith and any Director, Executive Officer, 5% or greater stockholder, an immediate family member of any of the foregoing, or any entity of which any of the foregoing persons is an employee, principal or significant owner. If the Audit Committee is unable to convene, the Chair of the Audit Committee is delegated the authority to review and approve transactions subject to the policy. In addition, the General Counsel and the Chief Financial Officer of Zenith are responsible for the day-to-day enforcement of the policy. Excluded from review and approval under the policy are donations to a charitable or not-for-profit organization of $100,000 or less in any calendar year, political contributions of $50,000 or less in any calendar year, and compensation, benefits and perquisites that have been approved in accordance with other established procedures of Zenith.

        During 2006 there were no transactions that required review or approval as a related person transaction under the Related Person Transactions Policy. Although required to be disclosed in this Proxy Statement under applicable Commission rules, neither of the two transactions described in "Related Person Transactions" below were required to be reviewed under the policy since the reinsurance transaction was entered into in 2001 prior to the adoption of the policy and the relocation program falls within the exception in the policy for compensation, benefits and perquisites that have been approved by the Compensation Committee in accordance with other established procedures of Zenith.

        The Related Person Transactions Policy is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

RELATED PERSON TRANSACTIONS

        Up until February 7, 2006, Fairfax Financial Holding, Ltd ("Fairfax Financial") and its affiliates beneficially owned over 10% of the outstanding Common Stock. On that date, Fairfax Financial sold all of its shares of Common Stock to a third party.

        Odyssey Re Holdings Corp. ("Odyssey Re") is a majority-owned subsidiary of Fairfax Financial and Odyssey America Reinsurance Corporation ("Odyssey America") is a wholly-owned subsidiary of Odyssey Re. Odyssey America and Zenith Insurance and its insurance subsidiaries were parties to a ten percent quota share ceded reinsurance agreement with Odyssey America relating to all new and renewal business written by Zenith Insurance and its insurance subsidiaries for three years commencing January 1, 2002. Zenith Insurance terminated the quota share agreement effective December 31, 2004. In connection with the termination, Zenith Insurance also elected to reassume the ceded unearned premiums in force as of December 31, 2004 of approximately $8 million, net of commission. In 2006, pursuant to the ten percent quota share ceded reinsurance agreement, Zenith Insurance paid approximately $1.6 million in net premium adjustments to Odyssey America and Odyssey America paid approximately $10.0 million to Zenith Insurance and its insurance subsidiaries for losses and loss expenses. At December 31, 2006, Odyssey America's share of the loss reserves on the ceded business was approximately $27.1 million.

        Zenith maintains a relocation program for employees who relocate at Zenith's request and, in appropriate circumstances, to new employees who relocate to accept employment with Zenith. In certain instances, a buyout provision for the pre-move residence is included in the relocation program. Zenith has engaged a third-party relocation company to manage this buyout process whereby the relocation company purchases the home from the employee at its appraised market value. The relocation company then resells the home and is responsible for carrying and maintaining the home until it is sold. Zenith pays the relocation company a fee and any costs associated with maintaining, carrying and selling the home. Ms. Van Gundy, who joined Zenith in July 2006, participated in the buyout provision and the total costs paid by Zenith related to the relocation company's purchase and resale of her pre-move residence were $111,298. This amount is included under "Other Compensation" for Ms. Van Gundy in the 2006 Summary Compensation Table.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next annual meeting of stockholders to be held in 2008 must submit such proposals to Zenith no later than December 7, 2007 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 20, 2008 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary
Dated: April 5, 2007

Annex A

2007 EMPLOYEE STOCK PURCHASE PLAN

1.     Purpose

        The purpose of the 2007 Employee Stock Purchase Plan ("Plan") is to attract and retain employees of outstanding ability and to motivate them to dedicate their maximum productive efforts to Zenith National Insurance Corp. ("Zenith") and its direct and indirect subsidiaries. It is contemplated that only some of Zenith's subsidiaries will adopt the Plan and Zenith and such adopting subsidiaries are herein referred to collectively as the "Companies" or individually as the "Company." Under the Plan, certain employees of the Companies are able to purchase conveniently and systematically Zenith's common stock, par value $1.00 per share ("Common Stock"), through payroll deductions supplemented by contributions by the Companies.

2.     Definitions

        For the purposes of this Plan:

        (a)   "Employee" means any person over 18 years of age who is carried on the payroll of a Company, as a full-time employee.

        (b)   "Administrator" means the person(s) or entity designated by Zenith's Board of Directors to organize, oversee, run and otherwise administer the Plan. The Administrator, in its sole discretion, may engage others to perform certain of its administrative and recordkeeping functions.

        (c)   "Participant" means any Employee who files a written application in compliance with Section 4(a) hereof.

        (d)   "Payroll Period" means the period from the date on which the Employee customarily receives payment of regular salary or wages to the next successive date on which the Employee customarily receives such payment.

        (e)   "Brokerage Firm" means any business enterprise which is lawfully entitled to deal in securities on the over-the-counter exchange and derives a substantial portion of its revenues from dealing in securities on major national exchanges.

        (f)    "Street Account" means an account at a Brokerage Firm that is held for the benefit of all of the Participants in which the Common Stock purchased under this Plan is maintained. The Administrator shall cause records to be kept, in which each individual Participant's interest in the Street Account is allocated to him or her.

3.     Eligibility

        Every Employee of the Companies shall be eligible to participate in the Plan.

4.     Participation; Payroll Deductions

        (a)   Each eligible Employee may become a Participant in the Plan by filing a written application on such form as may be prescribed by the Administrator with the respective Company's payroll office. Each application of an Employee shall become effective for the first Payroll Period beginning in the calendar month next succeeding the date on which such application is received.

        (b)   The Participant's application shall specify the amount (the "Payroll Deduction Amount") the Participant elects to contribute to the Plan for each Payroll Period and shall authorize the respective Company to withhold such amount from the salary or wages of such Participant with respect to each Payroll Period thereafter until such Participant's participation in the Plan is terminated or until the amount of such deductions shall be changed or suspended as hereinafter provided. Notwithstanding anything to the contrary contained herein, no more than an amount equal to twenty-five percent (25%) of a Participant's pre-tax salary or wages may be contributed to the Plan on an annual calendar year basis.

        (c)   A Participant's application may be amended, by the Participant, to increase or decrease or to suspend the Payroll Deduction Amount; provided, however, that (i) the Payroll Deduction Amount may be increased only once, decreased only once and suspended only once in any calendar year and (ii) any suspension must be for a period of not less than four (4) months and shall continue until the Participant has notified the respective Company to recommence payroll deductions. Each such amendment and notice shall be made by filing a form prescribed by the Administrator with the respective Company's payroll offices and shall become effective for the first Payroll Period beginning in the calendar month next succeeding the date on which such form is properly filed.

5.     Establishment of Street Account and Purchases

        The Administrator shall obtain, on an appropriate form, permission from each Participant to direct the Brokerage Firm to purchase Common Stock from time to time to be deposited in the Street Account pursuant to the Administrator's directions.

6.     Contributions by the Companies

        Subject to an overall limit each calendar year of one (1) million dollars applicable to all such total contributions by the Companies, each Company shall contribute on behalf of each Participant employed by it an amount (the "Company Matching Amount") equal to twenty-five percent (25%) of such Participant's Payroll Deduction Amount. Upon reaching the overall calendar year limit of one (1) million dollars, no further Company Matching Amount shall be made to any Participant under the Plan for the remainder of the applicable calendar year.

7.     Transmittal

        Pursuant to the Plan, each Company shall accumulate on a monthly basis and hold, without interest, the Payroll Deduction Amounts for each Participant employed by it. All such amounts shall be delivered to the Administrator (to be applied in accordance with the provisions of this Plan) as promptly as possible after the close of the calendar month of withholding. Such delivery shall be accompanied by a transmittal listing the name and Payroll Deduction Amount and the corresponding Company Matching Amount for each Participant. Each Company's Matching Amount shall be delivered to the Administrator concurrently with such transmittal.

8.     Administration

        Upon receipt of the amounts and transmittal set out in Section 7, the Administrator shall forward all of the Payroll Deduction Amounts and the corresponding Company Matching Amounts to the Brokerage Firm and shall direct the Brokerage Firm to purchase for each Participant as many shares of Common Stock as such Participant's Payroll Deduction Amount and corresponding Company Matching Amount will permit and to deposit such Common Stock into the Street Account.

        All commissions and fees incurred as a result of the Administrator's directions to purchase Common Stock for a Participant shall be borne by the Company employing such Participant.

9.     Confirmations

        The Administrator shall forward to each Participant promptly after each purchase is made pursuant to Section 8 hereof a confirmation statement indicating the number of shares of Common Stock then acquired under the provisions of the Plan for the Participant, the cost thereof, the dates of acquisition, and the total number of shares credited to the Participant under the Plan.

10.   Participants' Sale of Common Stock

        A Participant may at any time sell any or all of the Common Stock held for his or her benefit in the Street Account.

        A partial or total withdrawal or sale of the Common Stock allocated to a Participant in the Street Account shall have no effect on the Participant's payroll deductions and shall not effect a termination of the Participant's participation in the Plan.

11.   Termination of Participation

        If a Participant shall die, retire, be totally and permanently disabled or cease to be continuously employed by any Company, such Participant's participation in the Plan shall thereupon automatically terminate and the respective Company shall notify the Administrator of such termination in writing. The Administrator shall, as soon as is practicable, distribute to the Participant or his or her legal representative, the number of shares in the Street Account allocated to such Participant. Fractional shares shall be distributed in cash.

        A Participant may also completely withdraw from the Plan by so declaring on a form to be supplied by the Administrator. In such event, the Administrator shall, as soon as practicable, distribute to the Participant the number of shares in the Street Account allocated to him or her. Fractional shares shall be distributed in cash.

        Upon termination of participation or withdrawal from the Plan, Payroll Deduction Amounts withheld from the Participant's salary or wages not yet delivered to the Administrator pursuant to Section 7 will be returned to him or her or, in the case of death, to his or her estate, without interest or any Company Matching Amount in connection therewith.

12.   Voting and Other Rights

        Except as otherwise provided herein, all rights of a holder of Common Stock shall vest in a Participant with respect to the Common Stock standing in the Street Account on such Participant's behalf.

13.   Transfer of Rights and Common Stock

        Unless applicable state or federal law requires a contrary result:

        (a)   A Participant in the Plan may not assign, transfer, hypothecate, encumber, commute or anticipate an interest in the Plan, in any cash amount held by the Companies, the Administrator or Brokerage Firm pursuant to the Plan on behalf of each Participant for the purchase of Common Stock or in any Common Stock that may be held in the Street Account on the Participant's behalf;

        (b)   Neither the interest of a Participant in the Plan nor in any cash amount held by the Companies, the Administrator or Brokerage Firm pursuant to the Plan on behalf of each Participant for the purchase of Common Stock nor in any Common Stock that may be held in the Street Account on the Participant's behalf shall in any way be subject to any legal process or be levied upon or attached for payment of any claim against the Participant; and

        (c)   Any such attempted assignment, transfer, hypothecation, encumbrance, commutation or anticipation and any such attempted levy, attachment or other subjection to legal process shall be void and shall not be recognized by the Administrator, the Companies or the Brokerage Firm, as applicable.

14.   Withholding on Company Matching Amounts

        All Company Matching Amounts shall be treated as "wages" for services rendered by the Participant and will be subject to withholding for income and employment taxes.

15.   Amendment, Suspension and Termination of the Plan

        The Plan shall automatically terminate on June 30, 2013 unless terminated prior to that date pursuant to this Section.

        Zenith's Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if terminated may reinstate, any or all of the provisions of the Plan, except that no amendment, suspension or termination may be made which, in the judgment of such Board of Directors, will retroactively affect adversely the rights of any Participant in the Plan without the prior written consent of such Participant.

        The Plan may be suspended or terminated only upon ten (10) days' prior written notice to the Administrator. In the event of suspension or termination of the Plan:

        (a)   Each Company shall deliver to the Administrator all Payroll Deduction Amounts and Company Matching Amounts. Such delivery shall be accompanied by a transmittal listing the names of Participants and Payroll Deduction Amounts and Company Matching Amounts corresponding to each Participant.

        (b)   On the business day preceding the effective date of termination or suspension of the Plan, the Administrator shall direct the Brokerage Firm to purchase for each Participant as many shares of Common

Stock as the amount of cash, if any, then held for each Participant pursuant to the Plan will permit and to deposit such Common Stock into the Street Account.

        (c)   The Administrator shall, as soon as is practicable following suspension or termination of the Plan, distribute to each Participant or his or her legal representative the number of shares of Common Stock in the Street Account allocated to such Participant.

16.   Interpretation

        The Board of Directors of Zenith shall have full power and authority to interpret and construe any and all provisions of this Plan finally and conclusively as to all persons and entities having an interest thereunder, to adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for matters not specifically covered in the Plan and to alter, amend and revoke any rules or regulations so adopted.

17.   Administrator

        The Administrator shall be appointed by Zenith's Board of Directors to administer the Plan and may be discharged at any time in the sole discretion of such Board of Directors. Consequently, nothing in the Plan shall be deemed to create any obligation on the part of Zenith or the Administrator that the Administrator shall continue to administer the Plan. In the event that the Administrator shall cease to administer the Plan, Zenith may appoint any other person(s) or entity to administer the Plan.

18.   Adoption

        This Plan may be adopted by any direct or indirect subsidiary of Zenith through action of the Board of Directors of such subsidiary.

19.   Brokerage Firm

        The Brokerage Firm shall be engaged by the Zenith's management and such engagement may be terminated at any time in the sole discretion of such Board of Directors. Consequently, nothing in the Plan shall be deemed to create any obligation on the part of Zenith or the Brokerage Firm that the Brokerage Firm shall continue to serve as Brokerage Firm under the Plan. In the event that the Brokerage Firm is terminated, Zenith's management may engage any other Brokerage Firm to serve under the Plan.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ZENITH NATIONAL INSURANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2007

        The undersigned stockholder hereby appoints Stanley R. Zax and Jack D. Miller and each of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2007, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 5, 2007, relating to its 2007 Annual Meeting of Stockholders (the "Proxy Statement"), copies of which have been received by the undersigned.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN, AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2007 AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTES BE WITHHELD.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ DETACH HERE FROM PROXY VOTING CARD /\

You can now access your Zenith account online.

Access your Zenith stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Zenith, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐
	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
ITEM 1.	☐	☐	ITEM 2—PROPOSAL	☐	☐	☐	ITEM 3—PROPOSAL	☐	☐	☐
ELECTION OF DIRECTORS			TO APPROVE THE 2007 EMPLOYEE STOCK PURCHASE PLAN				TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2007.
Nominees: 01 Max M. Kampelman 02 Robert J. Miller 03 Leon E. Panetta 04 Catherine B. Reynolds 05 Alan I. Rothenberg		06 William S. Sessions 07 Gerald Tsai, Jr. 08 Michael Wm. Zavis 09 Stanley R. Zax					ITEM 4—IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

Choose MlinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents, and more. Simply log on to Investor ServicesDirect® at www.melloninvestor.com/isd where step by step instructions will prompt you through enrollment.

Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.
Signature	Signature	Date

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time, May 23, 2007

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/znt		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site or vote your proxy through ISD at: http://www.melloninvestor.com/isd.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at http://www.thezenith.com

DIRECTION CARD
The Zenith 401(k) Plan

        Nationwide Trust Company ("Nationwide"), as trustee for The Zenith 401(k) Plan, holds certain shares (the "Shares") of Common Stock of Zenith National Insurance Corp. ("Zenith") for my benefit pursuant to my account in The Zenith 401(k) Plan trust. I hereby direct that Nationwide vote the Shares on the matters set out in Zenith's Notice of Annual Meeting and Proxy Statement dated April 5, 2007, relating to its 2007 Annual Meeting of Stockholders (the "Proxy Statement"), pursuant to my instructions on the other side and the Proxy Statement. I have received a copy of the Proxy Statement.

        IF YOU EXECUTE THE DIRECTION CARD WITHOUT COMPLETING THE INSTRUCTIONS ON THE OTHER SIDE, NATIONWIDE WILL APPOINT STANLEY R. ZAX AND JACK D. MILLER AND EACH OF THEM (EACH WITH FULL POWER OF SUBSTITUTION) (THE "PROXYHOLDERS") AS PROXIES TO VOTE THE SHARES AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF. IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS MAY DISTRIBUTE THE VOTES REPRESENTED BY THE PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTE BE WITHHELD.

        IF YOU DO NOT EXECUTE AND RETURN THE DIRECTION CARD BY MAY 21, 2007, NATIONWIDE WILL VOTE THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT IN THE SAME PROPORTION THAT OTHER PARTICIPANTS IN THE ZENITH 401(K) PLAN VOTED THEIR SHARES.

(Continued, and to be marked, dated and signed, on the other side)

Comments (Mark the corresponding box on the reverse side)

/\ Detach here from Direction Card /\

Mark here for Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2—	PROPOSAL TO APPROVE THE 2007 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐	ITEM 3—	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2007.	☐	☐	☐
Nominees:
01 Max M. Kampelman		06 William S. Sessions
02 Robert J. Miller		07 Gerald Tsai, Jr.
03 Leon E. Panetta		08 Michael Wm. Zavis
04 Catherine B. Reynolds		09 Stanley R. Zax
05 Alan I. Rothenberg
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)
									ITEM 4—	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Date

Please mark, sign and date this Direction Card and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.
/\ Detach here from Direction Card /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM, Eastern Time, May 21, 2007

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your Direction card.

Internet http://proxy.georgeson.com		Telephone 1-866-816-0837		Mail
Use the internet to vote. Have your Direction Card in hand when you access the web site	OR	Use any touch tone telephone to vote. Have your Direction Card in hand when you call.	OR	Mark, sign and date your Direction Card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,
you do NOT need to mail back your Direction card.

COMPANY NUMBER	CONTROL NUMBER

You can view the Annual Report and Proxy Statement
on the internet at www.thezenith.com

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CORPORATE GOVERNANCE GUIDELINES
BOARD MEETINGS
INDEPENDENCE OF DIRECTORS
LEAD INDEPENDENT DIRECTOR
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS
COMMUNICATIONS TO THE BOARD OF DIRECTORS
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
DIRECTOR COMPENSATION
2006 DIRECTOR COMPENSATION TABLE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS FOR 2006
COMPENSATION COMMITTEE REPORT
2006 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2006
OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN 2006
EARLY TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN (Item 2 on Proxy Card)
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 (Item 3 on Proxy Card)
INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CODE OF BUSINESS CONDUCT
RELATED PERSON TRANSACTIONS APPROVAL POLICY AND PROCEDURES
RELATED PERSON TRANSACTIONS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
ANNEX A: 2007 EMPLOYEE STOCK PURCHASE PLAN
PROXY CARD
DIRECTION CARD The Zenith 401(k) Plan